Exhibit 10.1

AGREEMENT

BETWEEN OWNER AND DESIGN/BUILDER

ON THE BASIS OF A STIPULATED PRICE

THIS AGREEMENT is made and entered into this 14th day of July, 2006 by and between Husker Ag, LLC, a Nebraska limited liability company_ (hereinafter called OWNER) and ICM, Inc., a Kansas corporation (hereinafter called DESIGN/BUILDER).

OWNER and DESIGN/BUILDER, in consideration of the mutual covenants hereinafter set forth, agree as follows:

Article 1. THE PROJECT AND WORK.

1.01. DESIGN/BUILDER shall complete all Work for the Project as specified or indicated in the Contract Documents. The Project is generally described as the design and construction of a dry mill fuel-grade ethanol plant to be located in or near Plainview, Nebraska, as described in more detail in Exhibit B to this Agreement. The Work includes such engineering, labor, materials, and equipment to design, construct, startup and achieve guaranteed performance criteria of a dry mill ethanol plant capable of producing no less than forty (40) million gallons per year of denatured fuel-grade ethanol and no less than two hundred two thousand (202,000) tons per year of wet distillers’ grains, as set forth in the Contract Documents. A more detailed described of the Work is set forth in the attached Exhibits (other than OWNER’s responsibilities set forth therein).

Article 2. CONTRACT TIMES.

2.01. Days to Achieve Substantial Completion and Final Payment. The Work will be Substantially Completed within four hundred forty (440) days after the date when the Contract Times commence to run as provided in paragraph 2.01.A of the General Conditions, and completed and ready for final payment in accordance with paragraph 13.08 of the General Conditions within one hundred eighty (180) days after Substantial Completion, unless otherwise provided in the Contract Documents.

Article 3. CONTRACT PRICE.

3.01. OWNER shall pay DESIGN/BUILDER the Contract Price for completion of the Work in accordance with the Contract Documents. The Contract Price may be adjusted as provided by the General Conditions. For all Work, OWNER shall pay to DESIGN/BUILDER a price of forty four million seven hundred fifty thousand Dollars ($44,750,000) (the “Contract Price”).

3.02. The Work to be performed by DESIGN/BUILDER shall not include those items designated as OWNER’s responsibilities in the Contract Documents. Those items designated as OWNER’s responsibilities in the Contract Documents shall include all design, procurement, fabrication, installation and start-up associated with such items.

3.03 DESIGN/BUILDER shall provide to OWNER the training described in Exhibit G.

3.04 In accordance with paragraph 5.02 of the General Conditions, DESIGN/BUILDER agrees to maintain the insurance coverage’s, limits, and deductibles set forth in Exhibit H.

Article 4. PAYMENT PROCEDURES

4.01 DESIGN/BUILDER shall submit and OWNER will process Applications for Payment in accordance with Article 13 of the General Conditions and Sections 5.01.A. through C. below.

A. Down Payment. OWNER shall make a down payment of 10% of CONTRACT PRICE to DESIGN/BUILDER, which shall be applied toward and credited to 10% of each progress payment. The amount of the down payment due hereunder is four million four hundred seventy-five thousand Dollars ($4,475,000). DESIGN/BUILDER acknowledges receipt of the amount of two million Dollars ($2,000,000) previously paid by OWNER with the delivery of the letter of intent between the parties. This amount has been credited toward the amount of the down payment. An additional amount of two million dollars ($2,000,000) shall be due and payable on or before the later of the following: (i) execution of the Agreement; or (ii) nine (9) days after OWNER’s 2006 annual meeting of members, but in no case under this subsection (ii) shall such date be extended beyond June 30, 2006. This amount will be credited toward the amount of the down payment. Upon delivery of the Notice to Proceed, OWNER shall pay the remaining balance of such down payment ($475,000) to DESIGN/BUILDER.

B. Progress Payments; Retainage. OWNER shall make progress payments on account of the Contract Price on the basis of DESIGN/BUILDER’s Applications for Payment, as provided in this Section 4.01.B. Progress payments shall be due and payable in accordance with 13.04 of the General Conditions. All such payments will be measured by the acceptable Schedule of Values established under paragraph 2.03.A of the General Conditions.

1. Prior to Substantial Completion, such progress payments will be made in an amount equal to the percentage indicated below, but, in each case, less the aggregate of payments previously made and less such amounts as OWNER may withhold in accordance with paragraph 13.04.B of the General Conditions.

a. Ninety-five percent (95%) of Work completed (with the balance being retainage).

b. Ninety-five percent (95%) (with the balance being retainage) of the cost of materials and equipment not incorporated in the Work (but delivered, suitably stored and accompanied by documentation satisfactory to OWNER as provided in paragraph 13.02.A of the General Conditions).

2. Upon Substantial Completion, payment will be made in an amount sufficient to increase total payments to DESIGN/BUILDER to One Hundred percent (100%) of the Contract Price, less (i) such amounts as OWNER may withhold in accordance with paragraph 13.04.B of the General Conditions, (ii) amounts mutually agreed by the parties for completion of Punch List Items, and (iii) Five Hundred Thousand Dollars ($500,000). Amounts withheld for Punch List Items shall be paid by OWNER to DESIGN/BUILDER as such Work is completed.

3. Upon successful completion of the seven-day performance test described in Exhibit A, OWNER shall pay DESIGN/BUILDER the Five Hundred Thousand Dollars ($500,000) retained pursuant to Section 4.01.B.2.(iii) above.

C. Final Payment. OWNER shall pay the remainder of the Contract Price, if any, to DESIGN/BUILDER in accordance with paragraph 13.08 of the General Conditions.

Article 5. INTEREST.

5.01. All monies not paid when due as provided in Article 13 of the General Conditions shall bear interest at the rate of Eighteen percent (18%) per annum. If it is determined that OWNER incorrectly withheld payment of any disputed payment, then such payment shall bear interest from the date such payment would have otherwise been due until the date actually paid to DESIGN/BUILDER.

Article 6. DESIGN/BUILDER’S REPRESENTATIONS.

6.01. DESIGN/BUILDER makes the following representations:

A. DESIGN/BUILDER has examined and carefully studied the Contract Documents listed in Sections 7.01.A through C, and, to the extent prepared (but not yet approved by OWNER) prior to the Effective Date, the documents described in Section 7.01.D.3 and .4.

B. DESIGN/BUILDER is familiar with and is satisfied as to all federal, state and local Laws and Regulations in existence on the Effective Date that may affect cost, progress, performance, furnishing, and completion of the Work in accordance with the Contract Documents.

C. DESIGN/BUILDER is familiar with the work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

D. DESIGN/BUILDER has correlated the information known to DESIGN/BUILDER, reports and drawings identified in the Contract Documents, and all additional examinations, investigations, tests, studies and data with the Contract Documents.

E. DESIGN/BUILDER has given OWNER written notice of all conflicts, errors, ambiguities or discrepancies that DESIGN/BUILDER has discovered in the Contract Documents and the written resolution thereof by OWNER is acceptable to DESIGN/BUILDER, and the Contract Documents are sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

Article 7. CONTRACT DOCUMENTS.

7.01. The Contract Documents which comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work consist of the following:

A. This Agreement (pages 1 to 5, inclusive).

B. Exhibits to this Agreement (A to M, inclusive).

C. General Conditions of the Contract Between Owner and Design/Builder (pages 1 to 35, inclusive).

D. The following which may be delivered, prepared, or issued after the Effective Date of this Agreement and are not attached hereto.

1. Written Notice to Proceed, in the form substantially similar to Exhibit M attached hereto.

2. All Written Amendments and other documents amending, modifying or supplementing the Contract Documents pursuant to paragraph 3.03.A of the General Conditions.

3. Specifications as defined in paragraph 1.01.A.31 of the General Conditions.

4. Drawings as defined in paragraph 1.01.A.15 of the General Conditions.

7.02. There are no Contract Documents other than those listed above in this Article 7. The Contract Documents may only be amended, modified or supplemented as provided in paragraph 3.03.A of the General Conditions.

Article 8. MISCELLANEOUS.

8.01. The attached General Conditions of the Contract between Owner and Design/Builder are referred to herein as the General Conditions.

8.02. Terms used in this Agreement which are defined in Article 1 of the General Conditions will have the meanings indicated therein.

8.03. No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound, which consent shall not be unreasonably withheld; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and, unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

8.04. OWNER and DESIGN/BUILDER each binds itself, its successors, assigns and legal representatives to the other party hereto, its successors, permitted assigns and legal representatives in respect to all covenants, agreements and obligations contained in the Contract Documents.

8.05. Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and DESIGN/BUILDER, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

8.06. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Facsimile signatures of the parties hereto shall be binding.

8.07. This Agreement will be effective on date first written above. Within ninety (90) days after such effective date, OWNER shall provide to DESIGN/BUILDER the Notice to Proceed and evidence, acceptable to DESIGN/BUILDER, of funding for the Project.

IN WITNESS WHEREOF, OWNER and DESIGN/BUILDER have signed this Agreement on the date first written above.

OWNER: Husker Ag, LLC		DESIGN/BUILDER: ICM, Inc.

By:	/s/ Mike Kinney	By:	/s/ Dave VanderGriend
Title:	Chairman	Title:	President/CEO
Addresses for giving notices and representatives:
Name:		Name:	Dave VanderGriend
Title:		Title:	President/CEO
Address:		Address:	310 N. First Street, Colwich, KS
Phone:		Phone:	316-796-0900
Facsimile:		Facsimile:	316-796-0570

Exhibit A

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

Performance Criteria:

DESIGN/BUILDER represents and warrants to OWNER that the completed Project will achieve each of the following performance criteria. After DESIGN/BUILDER determines the Plant is ready for start-up, DESIGN/BUILDER, with OWNER’s labor forces, will start-up the Plant and conduct a seven-day performance test to establish compliance with each of the performance criteria except the atmospheric emissions. Compliance shall be measured simultaneously for all criteria, and computed on the average over the seven-day performance test. If the Project fails to reach any performance criterion, then DESIGN/BUILDER shall (at no additional cost to OWNER) make such changes in design, construction, or equipment as required to meet the criteria, and conduct another seven day performance test. Upon successful completion of a seven-day performance test, the Plant shall be considered to have achieved the performance criteria listed below (other than the atmospheric emissions criteria) for purposes of the foregoing representation and warranty of DESIGN/BUILDER.

Table 1 ethanol plant criteria – 40 MGY capacity

Criteria	Specification	Testing Statement	Documentation

Plant Capacity – fuel-grade ethanol	Operate at a rate of 40 million gallons per year of denatured fuel grade ethanol meeting the specifications of ASTM 4806	Seven-day performance test	Concurrence of production records and a written report from DESIGN/BUILDER.

Wet Distillers Grains OR Dry Distillers Grains	Operate at rate of 202,000 tons per year of approximately 67% moisture WDGS OR 128,000 tons per year of approx. 11% moisture DDG.	Determined by calculation of mass flow from centrifuge (s) in a seven- day performance test	Concurrence of production records and a written analysis from DESIGN/BUILDER.

Carbon Dioxide	Approximately 115,000 tons per year of raw CO2 gas.	Determined as a function of fermented gallons in a seven-day performance test.	Mass flow calculation by DESIGN/BUILDER.

Grain to Ethanol Conversion ratio; Corn/Sorghum 56#/bu., 16% or less moisture, zero aflatoxin tolerance	Not be less than 2.8 denatured gallons (2.67 gallons undenatured) of ethanol per bushel of ground corn.	As determined by meter readings during a seven-day performance test.	Concurrence of production records and written analysis by DESIGN/BUILDER.

Electrical Energy	.75 kWh per denatured gallon of fuel grade ethanol. Does not include kWh used to operate CO2	As determined by meter readings during a seven-day performance test.	Concurrence of production records and written analysis by DESIGN/BUILDER.

plant, CO2 gas system or grain handling system.

Natural Gas	Consumption shall not exceed 34,000 Btu per denatured gallon of fuel-grade ethanol.	As determined by meter readings during a seven-day performance test.	Concurrence of production records and written analysis by DESIGN/BUILDER.

Process Water Discharge	zero gallons under normal operations	Process discharge meter readings during seven day performance test	Plant control system reports from DESIGN/BUILDER

Atmospheric Emissions	As prescribed and approved by the applicable Department of Environmental Quality or similar agency for the State in which the Plant is located as of the Effective Date of the Agreement.	As determined by written emissions compliance report from a third party mutually selected by the parties confirming regulatory compliance of the air emissions performance tests prescribed by the applicable Department of Environmental Quality or similar agency for the State in which the Plant is located as of the Effective Date of the Agreement.	As determined by written emissions compliance report from a third party mutually selected by the parties confirming regulatory compliance of the air emissions performance tests prescribed by the applicable Department of Environmental Quality or similar agency for the State in which the Plant is located as of the Effective Date of the Agreement.

OWNER’s failure to materially comply with the operating procedures issued by DESIGN/BUILDER shall void the foregoing performance criteria and all other guarantees and warranties set forth in the Contract Documents.

OWNER understands that the startup of the plant requires resources and cooperation of OWNER, vendors and other suppliers to the Project. DESIGN/BUILDER disclaims any liability and OWNER indemnifies DESIGN/BUILDER for non-attainment of the foregoing performance criteria directly or indirectly caused by the material non-performance or negligence of third parties not retained by DESIGN/BUILDER.

Exhibit B

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

General Project Scope:

Construct a no less than forty (40) million gallon per year (MGY) dry mill fuel-grade ethanol plant located in or near Plainview, Nebraska. The plant will grind approximately 14.3 million bushels per year to produce approximately forty (40) MGY of fuel-grade ethanol denatured with five percent gasoline (or a similar product). The plant will also produce not less than 202,000 tons per year of 67% moisture Wet Distillers Grains with Solubles (WDGS), and approximately 115,000 tons per year of raw carbon dioxide (CO2) gas.

OWNER to provide DESIGN/BUILDER a level site and which shall have a soil load bearing capacity as specified in the attached table.

Ground grain will be mixed in a slurry tank and routed through a working system consisting of a hydroheater, cook tube, and flash tank. The mash will continue through liquefaction and associated heat exchangers to fermentation. Simultaneously, propagated yeast will be added to the mash as the fermenter is filling. After batch fermentation is complete, the beer will be pumped to the beer well and then to the beer column to vaporize the alcohol from the mash.

Alcohol streams are dehydrated in the distillation column, the side stripper and the molecular sieve system. Two hundred proof alcohol is pumped to the tank farm shift tanks and blended with five percent denaturant as the product is being pumped into a final storage tank.

Corn mash from the beer stripper is dewatered by decanter type centrifuge. Wet cake from the centrifuge is conveyed to the wetcake pad or drying system. Water in the thin stillage can be evaporated and recycled by the Bio-Methanation system.

Fresh water for the boilers, cooking and other processes will be obtained from area process wells or city water system that supply the needs of the plant. Boiler water may be conditioned in regenerative softeners will be pumped through a deaerator scrubber and into a deaerator tank. Appropriate boiler chemicals will be added as preheated water is sent to the boiler.

Procurement and construction of any required fire protection will be provided by owner.

The design includes a compressed air system consisting of compressors, a receiver tank, pre-filter, coalescing filter and air dryer.

The design also incorporates the use of a clean-in-place (CIP) system for cleaning cook, fermentation, distillation, evaporation, centrifuges and other systems. Fifty percent caustic soda is received by truck and stored in a tank. The CIP system uses tanks for receiving, make-up, CIP return and CIP waste which is fed to the methanator. The CIP system includes a CIP Tank, a 50% Caustic tank, and a Waste CIP tank. A screen is used to remove the solids.

Under normal operating circumstances, the Plant will not have any wastewater discharges that have been in contact with corn and sorghum mash, cleaning system or contact process water. A bio-methanator manufactured by DESIGN/BUILDER/Phoenix will reduce the organic acids in process water allowing complete reuse within the Plant and is included in the Contract Price. The Plant will have blowdown discharges from the cooling tower, water softeners, and Reverse

Osmosis system. OWNER is responsible for all permits, purchase and installation of pumps, waterline construction, sanitary sewer construction, necessary to discharge the blowdown from the cooling tower, water softeners, and Reverse Osmosis system.

Carbon Dioxide (CO2) is a co-product of the fermentation process. CO2 is allowed under current Laws and Regulations to be vented to the atmosphere. Installation of a plant or system to capture, clean and compress the CO2 is not included in the Work. OWNER, at its cost, may add a blower, certain associated equipment and a small amount of piping to move the CO2 from the fermenter to a collection point for sale or further processing.

Most of the processes within the Plant will be computer controlled by a Siemens/Moore APACS distributed control system with graphical user interface and three workstations all located in the plant control room, which is included in the Contract Price. No workstation is provided for the administrative building or any other location. It is estimated that the system will consist of 200 discrete inputs, 200 discreet outputs, 175 analog inputs and 120 analog outputs. Programmable logic controllers (PLCs) will control certain process equipment.

*	[Optional: A description of the scope of work relating to the grain handling system is attached to the Agreement as Exhibit B-1 and incorporated herein.]

The Work provided by DESIGN/BUILDER will meet specifications, criteria, and allowances as provided in the Construction Permit and all other applicable Laws and Regulations enacted as of the Effective Date.

Exhibit B-1

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

SCOPE OF WORK FOR HUSKER AG, LLC GRAIN HANDLING SYSTEM

Whole Grain Transfer – (Husker Ag Scope)

•	OWNER is responsible for all items required to transfer the whole grain from the OWNER’S existing grain facilities to the inlet of the proposed grinding bin above the hammermills. OWNER shall be responsible for all design, procurement, and installation of any required equipment, structural, electrical, and all other required items associated with the whole grain transfer system. Transfer rate of whole grain to be mutually agreed by OWNER and DESIGN/BUILDER prior to design.

Dust Control System – Whole Grain Transfer system (Husker Ag Scope)

•	The dust control system will pick-up dust laden air at the grinder bin, or as required.

•	One dust filter with fan, sized to meet the air permit requirements, will receive dust laden air from the ducting at the grain handling system and will discharge the collected dust into the receiving transfer drag conveyor.

Grinding System (ICM scope)

•	One steel structure will support the grinder bin and related equipment.

•	One rotary scalper/screener rated at 3000 BPH will receive grain from the receiving and reclaim legs and discharge to the grinding bin

•	One 5000 BU steel grinding bin will feed the hammer mills.

•	Two 1,200 BPH hammer mills will grind the grain.

•	One dust filter with fan, sized to meet the air permit requirements, will collect dust from the hammer mills and discharge to the ground grain conveyor.

Ground Grain Transfer to Plant (ICM scope)

•	The ground grain will be transferred from the hammer mills to the ethanol plant at 3,000 BPH, using belt or drag conveyors.

DDG Transfer - Dryer to Flat Storage (ICM scope)

•	DESIGN/BUILDER to provide and install the ductwork and supports required for the transfer of DDG from the dryer to the existing flat storage cooling cyclone inlet flange. If any additional equipment is required to transfer the DDG to the existing flat storage, OWNER will enter into a Change Order with DESIGN/BUILDER to provide and install the required equipment.

DESIGN/BUILDER reserves the right to change, modify, or otherwise re-design any part of the proposed grain handling system at the sole discretion of DESIGN/BUILDER on the basis of safety, performance, or any other consideration deemed necessary by DESIGN/BUILDER.

Exhibit C

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

Buildings and Structures by DESIGN/BUILDER:

Construction of buildings and structures, as listed in Table 2 and Table 3, is included in the Contract Price.

Table 2 Ancillary Buildings and Structures by DESIGN/BUILDER

Building	Type	Preliminary Dimensions	Addition Info

MCC Buildings	CMU block wall, insulated, climate controlled	20’ x 10’	Located near cooling tower and grain milling building.

Cooling Tower	Douglas Fir Structure Induced Draft Counter Flow	34’ x 90’	Includes three (3) cooling tower cells

Admin Building Scale	Above ground, Grain supply trucks	Owners Responsibility	Located near Admin. Bldg.

Wetcake Pad	Cast-in-Place Concrete Structure	100’ x 100’

Table 3 Buildings and Structures by DESIGN/BUILDER

Building	Type	Preliminary Dimensions	Addition Info

Process	Structural steel, steel siding - Insulated	60’ x 140’ x 35’	Includes laboratory, control room & offices, MCC room

Energy Center	Structural steel, steel siding - Insulated	90’ x 100’ x30’	Includes centrifuge area, office, MCC room

Evaporation	Structural steel, steel siding - Insulated	50’ x 45’ x 35’

Grain Receiving	Structural Steel, steel siding, roof insulation only	Owners Responsibility

Exhibit D

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

Administration Building by OWNER:

The Contract Price does not include the cost of the following additional items:

Table 4 Administration Building

Description	Additional Description	Est. Amount
Administration Building	Free standing (37’ x 70’ x 10’)	$300,000
Office Computer System	Microsoft Windows 2000 network server and five personal computers, one laser printer. Includes setup, software and labor.	$40,000
Telephone System	Digital phone system with voice mail for office and plant.	$15,000
Office Copier & fax machine	Black & white with sheet feeder and collator. Plain paper fax machine.	$10,000
,Office Furniture	Office desks, chair & side chairs, conference room table & chairs, three four-drawer filing cabinets, and 10 two-drawer filing cabinets.	$25,000

Exhibit E

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

OWNER’S Required Permits and Services List:

OWNER shall provide all of the permits, authorizations and services, including but not limited to:

1)	Land and Grading – Land and Grading – OWNER shall provide the Site near or in Plainview, Nebraska. OWNER shall obtain all legal authority to use the Site for its intended purpose and perform technical due diligence for DESIGN/BUILDER to perform including but not limited to proper zoning approvals, elevation restrictions, soil tests, and water tests. The Site shall be rough graded per DESIGN/BUILDER specifications and be within six inches of final grade including the rough grading for Site roadways. The Site soils shall be modified as required to provide a minimum allowable soil bearing pressure as specified in the attached table for all foundation elements. The soils beneath the foundation elements shall not exceed the total or differential settlements such that the Plant is unable to perform its intended purpose. If the existing soil conditions are such that over-excavation and re-compaction or pilings are required, OWNER will be responsible for this work. OWNER is also responsible for any dewatering required at the site during construction.

Other items to be provided by the OWNER include, but are not limited to, the following: initial site survey (boundary and topographic) as required by the design engineers, layout of the property corners including two construction benchmarks, soil borings and subsequent geotechnical report (the results of which are acceptable to DESIGN/BUILDER and consistent with the specifications set forth herein) describing recommendation for roads, foundations and if required, soil stabilization/remediation, site engineering and detailed drawings (to the extent not provided by DESIGN/BUILDER), land disturbance permit, erosion control permit, site grading as described above with minimum soil standards, placement and maintenance of erosion control measures, access road and plant roads from a city, county, state or federal road designed to meet city or local county road standards (provided that such road must contain a minimum of twelve (12) inches of crushed rock with geo-grid and compacted base), storm and sanitary sewers, water main branches, to be within five (5) feet of the designated building locations, roads as specified and designed for the permanent elevations and effective depth, paving, “construction” grading plan as drawn (including site retention pond), all site seeding, landscaping, rock, plant water well and associated permit(s), environmental monitoring, environmental monitoring equipment, environmental testing for both air and water, chemicals, corn or other feedstock, enzymes, a risk management plan, laboratory equipment specified by DESIGN/BUILDER, and all start-up supplies, including, but not limited to hoses, equipment labels, and other items specified by DESIGN/BUILDER,

2)	Roads – OWNER shall provide or have provided, an access road of sufficient quality to withstand semi-truck traffic of 25,000+ annual loads with weight of 80,000 lbs each.

3)	Air Quality Permit – A permit for construction shall be obtained from the proper authorities prior to the issuance of the Notice to Proceed. OWNER shall obtain an

Operating Permit in timely manner to allow startup of the Plant as scheduled by DESIGN/BUILDER.

4)	Storm Water Runoff Permit – OWNER shall obtain the permanent industrial storm water runoff permit. OWNER shall obtain the construction storm water runoff permit.

5)	Natural Gas Supply and Service Agreement – Continuous supply of natural gas of at least 1.2 billion cubic feet per year, at a rate of 135 MMBtu per hour and at a minimum pressure of 60 psig at a location specified by DESIGN/BUILDER. OWNER shall provide supply meter and regulators to provide burner tip pressures as specified by DESIGN/BUILDER. OWNER will be responsible for the design, procurement, fabrication and installation of any and all equipment necessary to deliver the gas to all locations specified by DESIGN/BUILDER.

6)	Electrical Service – Continuous supply of 12,000 kVA, 12,400-volt electrical energy or more to a point immediately adjacent to the site. OWNER shall supply a high voltage switch and, if required, a substation. OWNER shall supply metering as specified by the power company. This electrical capacity will be sufficient to support the operations of the Plant as specified by DESIGN/BUILDER. OWNER will be responsible to design, provide, and install electricity connections to all locations specified by DESIGN/BUILDER (including the high-voltage permanent power loop, transformers and pads).

7)	Water Supply and Service Agreement – For process (contact and non-contact) and sanitary purposes, OWNER shall design, procure, fabricate and install all equipment for the supply of fresh water, and supply such water to all locations specified by DESIGN/BUILDER. The water augmentation plan and all associated fees, forms, permits and incidental requirements is the responsibility of OWNER. OWNER shall make such water supply available at the Site, and shall provide DESIGN/BUILDER with a water sample from such supply, at least two (2) months prior to the commencement of Construction.

8)	Wastewater Discharge Permit—For discharges of cooling tower blowdown, water softening, and RO system blowdown under normal operating procedures. OWNER shall be responsible for all process water discharge including these streams. Process wastewater discharges during emergency failure of wastewater treatment plant to treat all process wastewater.

9)	Railroad – OWNER shall design, procure, fabricate and install any railroad track siding to the Site, at grades specified by DESIGN/BUILDER, including all necessary earth work to properly locate the track, preparation of the railroad track bed, and track, ties and ballast to railroad company specifications and all required permits.

10)	Regulatory Contingency – Until satisfactory atmospheric emissions compliance, OWNER shall maintain a fund of no less than Two Hundred Fifty Thousand Dollars ($250,000) to cover any unforeseen governmental regulation changes implemented after the Effective Date of the Agreement. This contingency is not part of the Contract Price, and its use may be authorized only by agreement of OWNER and DESIGN/BUILDER.

11)	Water treatment – OWNER shall design, procure, fabricate and install all water treatment equipment as deemed necessary by DESIGN/BUILDER. This might include reverse osmosis, softening equipment, iron removal, sulfate removal, or other items specified by DESIGN/BUILDER.

12)	Road Paving – After Substantial Completion, OWNER will be responsible for paving of all roads prior to Final Completion.

13)	BATF Application/Misc Permits – OWNER will be responsible for completing, submitting and obtaining Bureau of Alcohol Tobacco and Firearms permitting to produce fuel grade alcohol, tank farm permits, discharge permits required by hydro testing the Plant, and an SPCC Plan.

14)	Office Equipment – With the exception of the DCS control systems, OWNER will be responsible for office furnishings, computers and software to run the day-to-day operations of the Plant.

15)	Construction Power – OWNER will provide and pay for all electricity needed during the Construction, including the permanent and temporary power loop required by DESIGN/BUILDER, by contracting with DESIGN/BUILDER for the installation of the same and which will be billed to OWNER as an additional cost, and not part of, the Contract Price. Monthly utility bills for construction power will be the responsibility of OWNER and will billed directly to OWNER by the utility.

16)	Fire water system – OWNER shall be responsible for the design, procurement, fabrication and installation of the fire water system including, without limitation: fire water pump station, fire water loop with hydrants, deluge systems, fire alarm panels, smoke and heat detection in any building or MCC room, as required by Laws and Regulations and the insurance company(ies) which provide insurance pursuant to the Contract Documents.

17)	Prior to start-up of the Plant, OWNER shall furnish to DESIGN/BUILDER the following:

a)	Fully executed copies of all permits required to operate the Plant;

b)	Fully executed Certificate of Substantial Completion; and

c)	Preliminary Punchlist pursuant to paragraph 13.05 of the General Conditions.

In the event OWNER desires that DESIGN/BUILDER perform all or any part of the foregoing obligations of OWNER, and DESIGN/BUILDER agrees to perform such obligations, the Contract Price shall be increased by the amount determined pursuant to paragraph 10.02 of the General Conditions unless otherwise agreed by the parties.

Description	Required Allowable Soil Bearing Pressure (pounds per square foot)
Cook Water Tank	3,500
Methanator Feed Tank	3,500
Liquefaction Tank #1	3,500
Liquefaction Tank #2	3,500
Boiler	4,000
Dust Collector	3,500
Fermentation Tank #1	4,000
Fermentation Tank #2	4,000
Fermentation Tank #3	4,000
Fermentation Tank #4	4,000
Beerwell	4,000
Whole Stillage Tank	3,500
Thin Stillage Tank	3,500
Syrup Tank	3,500
190 Proof Day Tank	3,000
200 Proof Day Tank	3,000
Denaturant Tank	3,000
Fire Water Tank	3,000
Denatured Ethanol Tank #1	4,000
Denatured Ethanol Tank #2	4,000
All Other Areas	3,000

Exhibit F

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “License Agreement”) is entered into and made effective as of the 14th day of July, 2006 (“Effective Date”) by and between Husker Ag, LLC a Nebraska limited liability company (“OWNER”), and ICM, Inc., a Kansas corporation (“ICM”).

WHEREAS, OWNER and ICM have entered into that certain AGREEMENT BETWEEN OWNER AND DESIGN/BUILDER ON THE BASIS OF A STIPULATED PRICE dated 14th July, 2006 (the “Contract”), under which ICM is to design and construct forty (40) million gallons per year ethanol plant for OWNER to be located in or near Plainview, Nebraska (the “Plant”);

WHEREAS, ICM will use proprietary technology and information of ICM in the design and construction of the Plant; and

WHEREAS, OWNER desires from ICM, and ICM desires to grant to OWNER, a license to use such proprietary technology and information in connection with OWNER’s ownership and operation of the Plant, all upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties, in consideration of the foregoing premises and the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1. Upon substantial completion of the Plant by ICM pursuant to the terms of the Contract or, if later, payment by OWNER of all amounts due and owing to ICM under the Contract, ICM agrees to grant to OWNER a limited license to use the Proprietary Property (hereinafter defined) solely in connection with the ownership, operation, maintenance and repair of the Plant, subject to the limitations provided herein (the “Purpose”).

2. The “Proprietary Property” means, without limitation, documents, Operating Procedures (hereinafter defined), materials and other information that are furnished by ICM to OWNER in connection with the Purpose whether orally, visually, in writing, or by any other means, whether tangible or intangible, directly or indirectly and in whatever form or medium including, without limitation, the design, arrangement, configuration, and specifications of (i) the combinations of distillation, evaporation, and alcohol dehydration equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping, valves and associated electronic control equipment) and all documents supporting those combinations; (ii) the combination of the distillers grain drying (DGD), and heat recovery steam generation (HRSG) equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping and associated electronic control equipment) and all documents supporting those combinations; and (iii) the computer system, known as the distributed control system (DCS and/or PLC) (including, but not limited to, the software configuration, programming, parameters, set points, alarm points, ranges, graphical interface, and system hardware connections) and all documents supporting that system. The “Operating Procedures” means, without limitation, the process equipment and specifications manuals, standards of quality,

1

service protocols, data collection methods, construction specifications, training methods, engineering standards and any other information prescribed by ICM from time to time concerning the Purpose. Proprietary Property shall not include any information or materials that OWNER can demonstrate by written documentation: (i) was lawfully in the possession of OWNER prior to disclosure by ICM; (ii) was in the public domain prior to disclosure by ICM; (iii) was disclosed to OWNER by a third party having the legal right to possess and disclose such information or materials; or (iv) after disclosure by ICM comes into the public domain through no fault of OWNER or its members, directors, officers, employees, agents, contractors, consultants or other representatives (hereinafter collectively referred to as “Representatives”). Proprietary Information shall also specifically exclude any procedures, techniques, processes and other information relating to the operation of OWNER’s existing or expanded plants developed by OWNER at any time during its operation of its plants from sources other than ICM’s proprietary property. Information and materials shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain.

3. OWNER shall not use the Proprietary Property for any purpose other than the Purpose. OWNER shall not use the Proprietary Property in connection with any expansion or enlargement of the Plant. ICM and its Representatives shall have the express right at any time to enter upon the premises of the Plant to inspect the Plant and its operation to ensure that OWNER is complying with the terms of this License Agreement.

4. OWNER’s failure to materially comply with the Operating Procedures shall void all guarantees, representations and warranties, whether expressed or implied, if any, that were given by ICM to OWNER in the Contract concerning the performance of the Plant. OWNER agrees to indemnify, defend and hold harmless ICM and ICM’s Representatives from any and all losses, damages and expenses including, without limitation, reasonable attorneys’ fees resulting from, relating to or arising out of OWNER’s or its Representatives’ (i) failure to materially comply with the Operating Procedures or, (ii) negligent use of the Proprietary Property.

5. Any and all modifications to the Proprietary Property by OWNER or its Representatives shall be the property of ICM. OWNER shall promptly notify ICM of any such modification and OWNER agrees to assign all of its right, title and interest in such modification to ICM; provided, however, OWNER shall retain the right, at no cost, to use such modification in connection with the Purpose. OWNER may not make any modification, improvement or expansion to the Plant that, individually or in combination with one or more other modifications, improvements or expansions, includes any work on or results in any alteration to (i) the distillation, dehydration or evaporation process of the Plant, or (ii) the Dryer/Thermal Oxidizer system of the Plant (individually hereinafter referred to as a “Restricted Expansion”). OWNER may make, without payment of any additional license fee to ICM, any modification, improvement or expansion to the Plant other than a Restricted Expansion. OWNER shall give written notice to ICM that contains all material information relating to any modification, improvement or expansion to the Plant at least thirty (30) days prior to the commencement of any work thereon. OWNER may make a Restricted Expansion to the Plant provided OWNER (a) furnishes to ICM the written notice required above that includes a reasonable estimate of the total costs associated with such expansion, (b) obtains the prior written consent of ICM, which will not be unreasonably withheld or delayed, and (c)

2

pays to ICM an additional license fee equal to five and one-half percent (5.5%) of the total actual costs associated with such expansion. Such additional license fee shall be paid as follows: (1) prior to the date work commences on such expansion, OWNER shall pay to ICM an amount equal to fifty percent (50%) of the license fee as determined based upon the estimated costs of such expansion set forth in the written notice from OWNER; and (2) OWNER pays to ICM the remaining amount of the license fee within thirty (30) days after the completion of such expansion. OWNER shall furnish to ICM a copy of all documentation necessary to compute and validate such actual costs, and ICM shall have the right to audit the books and records of OWNER in connection therewith. All information provided to ICM concerning any Restricted Expansion to the Plant shall be the property of ICM and OWNER agrees to assign all right, title and interest in such information to ICM; provided, however, if OWNER obtains the consent of ICM and pays the license fee to ICM as required above, OWNER shall retain the right to use such information for the Purpose in accordance with the terms and provisions of this License Agreement.

6. ICM has the exclusive right and interest in and to the Proprietary Property and the goodwill associated therewith. OWNER will not, directly or indirectly, contest ICM’s ownership of the Proprietary Property. OWNER’s use of the Proprietary Property does not give OWNER any ownership interest or other interest in or to the Proprietary Property except for the limited license granted to OWNER herein.

7. OWNER shall pay no license fee or royalty to ICM for OWNER’s use of the Proprietary Property pursuant to the limited license granted to OWNER, the consideration for this limited license is included in the amounts payable by OWNER to ICM for the construction of the Plant under the Contract.

8. OWNER may not assign the limited license granted herein, in whole or in part, without the prior written consent of ICM, which will not be unreasonably withheld or delayed. ICM shall not require a transfer or additional license fee as a condition of consenting to any such assignment. Prior to any assignment, OWNER shall obtain from such assignee a written instrument, in form and substance reasonably acceptable to ICM, agreeing to be bound by all the terms and provisions of this License Agreement. Any assignment of this License Agreement shall not release OWNER from (i) its duties and obligations hereunder concerning the disclosure and use of the Proprietary Property, or (ii) damages to ICM resulting from, or arising out of, a breach of such duties or obligations by OWNER or its Representatives. ICM may assign its right, title and interest in the Proprietary Property, in whole or part, subject to the limited license granted herein.

9. The Proprietary Property is confidential and proprietary. OWNER shall keep the Proprietary Property confidential and shall use all reasonable efforts to maintain the Proprietary Property as secret and confidential for the sole use of OWNER and its Representatives for the Purpose. OWNER shall retain all Proprietary Property at its principal place of business and/or the Plant. OWNER shall not at any time without ICM’s prior written consent, copy, duplicate, record, or otherwise reproduce the Proprietary Property, in whole or in part, or otherwise make the same available to any unauthorized person. OWNER shall not disclose the Proprietary Property except to its Representatives who are directly involved with the Purpose, and even then only to such extent as is necessary and essential for such Representative’s involvement. OWNER shall inform such Representatives of the confidential and proprietary nature of such information and, if requested by ICM, OWNER shall obtain from such Representative a written instrument, in form and substance reasonably acceptable to ICM, agreeing to be bound by all of the terms and provisions of this License

3

Agreement. OWNER shall make all reasonable efforts to safeguard the Proprietary Property from disclosure by its Representatives to anyone other than permitted hereby. OWNER shall notify ICM immediately upon discovery of any unauthorized use or disclosure of the Proprietary Property, or any other breach of this License Agreement by OWNER or its Representatives, and shall cooperate with ICM in every reasonable way to help ICM regain possession of the Proprietary Property and prevent its further unauthorized use or disclosure. In the event that OWNER or its Representatives are required by law to disclose the Proprietary Property, OWNER shall provide ICM with prompt written notice of same so that ICM may seek a protective order or other appropriate remedy. In the event that such protective order or other appropriate remedy is not obtained, OWNER or its Representatives will furnish only that portion of the Proprietary Property which in the reasonable opinion of its or their legal counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that the Proprietary Property so disclosed will be accorded confidential treatment.

10. OWNER agrees to indemnify ICM for any and all damages (including, without limitation, reasonable attorneys’ fees) arising out of or resulting from any unauthorized disclosure or use of the Proprietary Property by OWNER or its Representatives. OWNER agrees that ICM would be irreparably damaged by reason of a violation of the provisions contained herein and that any remedy at law for a breach of such provisions would be inadequate. OWNER agrees that ICM shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against OWNER or its Representatives for any unauthorized disclosure or use of the Proprietary Property without the necessity of proving actual monetary loss or posting any bond. It is expressly understood that the remedy described herein shall not be the exclusive remedy of ICM for any breach of such covenants, and ICM shall be entitled to seek such other relief or remedy, at law or in equity, to which it may be entitled as a consequence of any breach of such duties or obligations.

11. The duties and obligations of OWNER under this License Agreement, and all provisions relating to the enforcement of such duties and obligations shall survive and remain in full force and effect notwithstanding any termination or expiration of the Contract or this License Agreement.

12. ICM may terminate the limited license granted to OWNER herein upon written notice to OWNER if OWNER willfully or wantonly uses the Proprietary Property for any purpose, or discloses the Proprietary Property to anyone, other than permitted herein. Upon termination of the license, OWNER shall cease using the Proprietary Property for any purpose (including the Purpose) and, upon request by ICM, shall promptly return to ICM all documents or other materials in OWNER’s or its Representatives’ possession that contain Proprietary Property in whatever format, whether written or electronic, including any and all copies or reproductions of the Proprietary Property. OWNER shall permanently delete all such Proprietary Property from its computer hard drives and any other electronic storage medium (including any backup or archive system). OWNER shall deliver to ICM a written certificate which certifies that all electronic copies or reproductions of the Proprietary Property have been permanently deleted.

13. The laws of the State of Kansas, United States of America, shall govern the validity of the provisions contained herein, the construction of such provisions, and the interpretation of the rights and duties of the parties. Any legal action brought to enforce or construe the provisions of this License Agreement shall be brought in the federal or state courts located in Kansas, and the parties agree to and hereby submit to the exclusive jurisdiction of such courts and agree that they will not invoke the doctrine of forum non conveniens or other similar

4

defenses in any such action brought in such courts. Notwithstanding the foregoing, nothing in this License Agreement will affect any right ICM may otherwise have to bring any action or proceeding relating to this Agreement against OWNER or its properties in the courts of any jurisdiction.

14. OWNER hereby agrees to waive all claims against ICM and ICM’s Representatives for any consequential damages that may arise out of or relate to this License Agreement, the Contract or the Proprietary Property whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to losses of use, profits, business, reputation or financing. OWNER agrees that the aggregate amount OWNER (and anyone claiming by or through OWNER) may collectively recover from ICM (and its Representatives), for the Plant as a whole under the Contract and this License Agreement shall be limited to One Million Dollars ($1,000,000.00)

15. The terms and conditions of this License Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral. Any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this License Agreement. This License Agreement may not be modified or amended at any time without the written consent of the parties.

16. All notices, requests, demands, reports, statements or other communications (herein referred to collectively as “Notices”) required to be given hereunder or relating to this License Agreement shall be in writing and shall be deemed to have been duly given if transmitted by personal delivery or mailed by certified mail, return receipt requested, postage prepaid, to the address of the party as set forth below. Any such Notice shall be deemed to be delivered and received as of the date so delivered, if delivered personally, or as of the third business day following the day sent, if sent by certified mail. Any party may, at any time, designate a different address to which Notices shall be directed by providing written notice in the manner set forth in this paragraph.

17. In the event that any of the terms, conditions, covenants or agreements contained in this License Agreement, or the application of any thereof, shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such term, condition, covenant or agreement shall be deemed void ab initio and shall be deemed severed from this License Agreement. In such event, and except if such determination by a court of competent jurisdiction materially changes the rights, benefits and obligations of the parties under this License Agreement, the remaining provisions of this License Agreement shall remain unchanged unaffected and unimpaired thereby and, to the extent possible, such remaining provisions shall be construed such that the purpose of this License Agreement and the intent of the parties can be achieved in a lawful manner.

18. The duties and obligations herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and permitted assigns of the parties hereto.

19. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict

5

performance by any other party of the terms, covenants, agreement and conditions herein contained.

20. In this License Agreement, where applicable, (i) references to the singular shall include the plural and references to the plural shall include the singular, and (ii) references to the male, female, or neuter gender shall include references to all other such genders where the context so requires.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, the Effective Date of which is indicated on page 1 of this License Agreement.

OWNER:		ICM:

Husker Ag, LLC		ICM, Inc.

By:	/s/ Mike Kinney	By:	/s/ Dave VanderGriend
Dave VanderGriend

Title:	Chairman	Title:	President/CEO

Date Signed: 7/25/2006		Date Signed: 7/14/2006

Address for giving notices:		Address for giving notices: 301 N First Street Colwich, KS 67030

6

Exhibit G

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

ICM Training:

The Contract Price includes a commitment by DESIGN/BUILDER to perform certain training for certain personnel of OWNER at OWNER’s ethanol plant, which is located in Plainview, Nebraska.

Employee training will be coordinated by operational personnel of DESIGN/BUILDER with the support of personnel of OWNER on location at OWNER’s ethanol plant. Vendor training will also occur in conjunction with this training. The specific schedule, attendees and training detail will be provided as Plant start up date is determined.

Such personnel of OWNER will have the opportunity to operate the ethanol plant under the supervision of operators of DESIGN/BUILDER . It is anticipated that personnel participating in such training will include the plant manager, laboratory manager and shift supervisors who will work at the Plant for a period of 1-3 weeks. DESIGN/BUILDER will not charge any fee to OWNER for this startup training and DESIGN/BUILDER will provide all training materials. Expenses for OWNER’s employees such as travel, salaries, rooms and meals of the participants will be the responsibility of OWNER.

Training Course Outline

ICM provides a six week training course for all production employees of the facility. These six weeks are coordinated as follows:

1.	Classroom training. (first week) Each day of this week begins with a two hour safety topic (i.e. lock-out tag-out, confined space, hazard communication, etc.) to expose the employees to safety precautions applicable to the process. The remaining time is dedicated to the chemistry and unit operations used for converting grain to ethanol:

•	cook (liquefaction of starch to dextrins)

•	fermentation (conversion of sugar to ethanol and carbon dioxide)

•	distillation/evaporation (separation of ethanol from water and corn solids)

•	centrifugation (concentration of corn solids)

•	dried distiller’s grain dryer systems.

2.	Employees are sent to an ethanol facility in operation (second week) each day they receive four hours of classroom training covering the same topics as in week one. They also experience four hours of hands-on learning with the facility’s operators. This exposes them to the duties required of an operator including: sampling, computer operations, key operating parameters, safety concerns and overall plant operations culture.

3.	Employees are given specific vendor training on topics (third week) including but not limited to:

•	enzymes

•	yeast

•	boiler operations

•	water treatment

•	centrifuge operation

•	pump operation

•	instrumentation

•	heat exchangers

•	cooling tower

•	grain handling

•	methanator water treatment.

•	rolling stock

ICM also provides a Process Hazard Analysis review with the plant management team and several operators. This is led by an ICM professional engineer. When no presentations are scheduled, employees are assigned the task of labeling tanks, piping and equipment in order to increase their familiarity with equipment location and piping contents.

4.	Similar as week three. (fourth week)

5.	Employees return to an operating plant. (fifth week) This visit, they are allowed to run the ethanol process while under the plant operator’s supervision.

6.	The ICM start up team is on-site to start water trials (sixth week) (this may begin in week five as well). The boiler is started up this week or possibly the week prior under supervision of the manufacturer and boiler inspector. Water is introduced into the first tank in the process and transferred through the piping system in order to test the following:

•	vessel integrity

•	welding quality

•	valve and instrument performance and tuning

•	pump performance

•	vacuum leaks in the distillation system

•	heat exchanger integrity

Steam is introduced into the cook system and evaporator system to test for leaks and expansion joint performance. The cooling tower is filled and circulated as well. Thus, prior to the introduction of grain to the hammer mills, the entire process is brought up to flow, pressure and temperature using water and steam. This not only tests the mechanical integrity of the workmanship but also provides the employees with additional experience operating the control system.

It is recommended plant employees are on the 24 hour coverage schedule to ensure water trials are completed in a timely manner.

In addition, for thirty (30) days after Substantial Completion, Design/Builder will provide up to two (2) ICM representatives on-site technical and operating support. Design/Builder will also provide off-site support for a period of One Hundred Eighty (180) days after Substantial Completion. All of the foregoing services will be at no additional cost to OWNER.

Exhibit H

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

INSURANCE

DESIGN/BUILDER’S Employers’ Liability, Business Automobile Liability, and Commercial General Liability policies, as required in General Conditions paragraph 5.02 shall be written with at least the following limits of liability:

1.	Employers’ Liability Insurance

a.	$1,000,000

Bodily Injury by Accident

Each Accident

b.	$1,000,000

Bodily Injury by Disease

Policy Limit

c.	$1,000,000

Bodily Injury by Disease

Each Employee

2.	Business Automobile Liability Insurance

a.	$1,000,000

Each Accident

3.	Commercial General Liability Insurance

a.	$1,000,000

Each Occurrence

b.	$2,000,000

General Aggregate

c.	$2,000,000

Products/Completed

Operations Aggregate

d.	$1,000,000

Personal and Advertising

Injury Limit

4.	Liability Umbrella policy: $4,000,000 (in addition to the underlying limits).

5.	Professional Errors & Omissions policy. $1,000,000 per policy year.

Exhibit I

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

Equipment Warranty:

The warranty for Plant production rates, product quality, efficiencies and emissions standards is covered in Exhibit A. This Exhibit I specifically defines DESIGN/BUILDER’s operating warranty for Plant equipment inside the battery limit.

DESIGN/BUILDER reserves the right at its own discretion, to void any and all warranty if the operation of the Plant and/or its subsystems, exceeds nameplate capacity by five percent (5%) or more.

DESIGN/BUILDER is OWNER’s first point of contact for any claim of warranty by OWNER against DESIGN/BUILDER concerning Plant equipment, during the warranty period.

The cost of labor performed by vendors other than DESIGN/BUILDER to settle a warranty claim situation, without written permission from DESIGN/BUILDER, will not be covered under any warranty expressed or implied by DESIGN/BUILDER.

What is furnished under the warranty:

The warranty will furnish replacement consumables and parts covered under the warranty. Labor will only be furnished by DESIGN/BUILDER to repair items warranted for workmanship and originally designed and built by DESIGN/BUILDER.

What is covered by the warranty:

Workmanship and materials on all plant equipment including pumps, instruments, controls, DCS, switchgear, wiring, conveyors, gearboxes, auger flighting, valves 2” size and above, valve actuators, tanks, vessels, air compressors, boilers, cooling towers, motors, couplers, belts, sheaves, chains, sprockets, heat exchangers, agitators, centrifuges, fans, blowers, Hvac units, and other related equipment.

Warranty will cover failures of seals for lack of coolant flush during the seven (7) day performance test described in Exhibit A.

Warranty will cover failure of seals and couplers caused by misalignment during the seven (7) day performance test described in Exhibit A.

Warranty will cover failure of pump seals caused by product misapplication.

Warranty will cover labor and parts to repair all leakage from pipes, exchangers and valves during the seven (7) day performance test described in Exhibit A.

What is not covered by the warranty:

Warranty does not cover damage to process equipment of any kind, from, improper maintenance, improper operation, operator negligence or abuse.

Warranty does not cover catastrophic failures of the critical path equipment by chain reaction, from improper operation, abuse or neglect of other equipment or procedures in the process equipment critical path and/or acts of God, whether upstream or downstream.

Warranty does not cover damage caused by customer modification of equipment included in the warranty list during the warranty period, without the written consent of DESIGN/BUILDER.

Warranty does not cover pipe gaskets, sight glasses, valves under 2” in size, door knobs, walk in doors and closers, pipe and border painting, man-way gaskets, countertops and window glasses after the seven (7) day performance test described in Exhibit A.

Warranty does not cover pump seals, pump motors and bearings that fail for lack of coolant flush after the seven (7) day performance test described in Exhibit A.

Warranty does not cover pump seals or couplers after the seven (7) day performance test described in Exhibit A that fail from misalignment.

Warranty will not cover failure of any size valve when failure is determined to be a result of owner welding on or near the valve.

Warranty will not cover failure of any equipment due to improper grounding of welding equipment.

Warranty will not cover any equipment damaged by lightning strikes, power surges, power outages or poor quality power from the electricity supplier.

Warranty will not cover leaking plate and frame exchangers after the seven (7) day performance test described in Exhibit A.

Procedure for warranty claim:

DESIGN/BUILDER does not expect OWNER to remain out of service with equipment that has failed during the warranty period while trying to settle the warranty claim. Whether covered by warranty or not the plant must operate.

Consumable items such as motors, gearboxes, seals, switchgear and similar equipment should be replaced and the damaged unit returned to DESIGN/BUILDER or made available for inspection by DESIGN/BUILDER. DESIGN/BUILDER reserves the right to return the item to the manufacturer for evaluation before settling a warranty issue.

Failure to return or produce for inspection the damaged parts or equipment will void any warranty expressed or implied.

1.	The first step by OWNER to satisfy a warranty question is to call DESIGN/BUILDER’s project manager (or the delegated alternate) and notify that person of the claim. Provide the following information:

A.	Item nomenclature

B.	Equipment or part number

C.	Description of failure

D.	Corrective action taken

E.	Location and disposition of failed item

2.	Fill out the electronic form provided by DESIGN/BUILDER and send the form by mail or email to the Project manager or his designate.

3.	Project manager or delegate will respond within one (1) working day to acknowledge the claim and documentation, by phone and follow up with email.

4.	Determination of settlement will be made in forty-five (45) days or less by DESIGN/BUILDER. If conflict arises from the determination between OWNER and DESIGN/BUILDER, such conflict will be resolved under the dispute resolution procedure set forth in Article 15 of the General Conditions.

Warranty Period:

The warranty period is the twelve (12) month period commencing on the date of Substantial Completion and ending on the date that is 12 months immediately thereafter. In order for OWNER to make a warranty claim the deficiency must be discovered, and OWNER must notify DESIGN/BUILDER in writing of such deficiency within this warranty period.

APPLICATION AND CERTIFICATE FOR PAYMENT	AIA DOCUMENT G702	PAGE 1 OF 8 PAGES

TO OWNER: Husker Ag, LLC		PROJECT:	ICM Project No. G153	APPLICATION NO.:		Distribution to:
			40 MGY	PERIOD TO:	Exhibit J	☐ OWNER
			Ethanol Production Facility	PROJECT NOS.:	G153
				APPLICATION DATE:	Exhibit J	☐ CONTRACTOR
FROM CONTRACTOR:	ICM	VIA ENGINEER:	ICM, Inc.	CONTRACT DATE:	Exhibit J
	310 N. First Street		P.O. Box 397
	Colwich, KS 67030		Colwich, KS 67030

CONTRACT FOR:	Ethanol Plant Engineering/Procurement/Construction

CONTRACTOR’S APPLICATION FOR PAYMENT

Application is made for payment, as shown below, in connection with the contract.

Continuation Sheet, AIA Document G703, is attached.

1. ORIGINAL CONTRACT SUM	$44,750,000.00
2. Net change by Change Orders
3. Contract sum to date (Line 1 ± 2)	$44,750,000.00
4. TOTAL COMPLETED & STORED TO DATE (Column G on G703)	$—
5. Retainage:
a. 5% of Completed Work	$—
(Columns D + E on G703)
b. 5% of Stored Material	$—
(Column F on G703)
Total Retainage (Line 5a + 5b or	$—
Total in Column I of G703)
6. TOTAL EARNED LESS RETAINAGE	$—
(Line 4 less Line 5 Total)
7. CREDIT TO DOWNPAYMENT	$—
10% of each progress payment
8. TOTAL EARNED LESS RETAINAGE & CREDIT TO DOWNPAYMENT	$—
9. LESS PREVIOUS CERTIFICATES FOR PAYMENT
(Line 8 from prior Certificate)	$—
10. CURRENT PAYMENT DUE	$—
11. BALANCE TO FINISH, INCLUDING RETAINAGE
$44,750,000.00

CHANGE ORDER SUMMARY	ADDITIONS	DEDUCTIONS

The undersigned Contractor certifies that to the best of the Contractor’s knowledge, infor mation and belief the Work covered by this Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid by the Contractor for Work for which previous Certificates for Payment were issued and pay ments received from the Owner, and that current payment shown herein is now due.

CONTRACTOR:

BY:	Date:
State of:
County of:
Subscribed and sworn to before
me this day of

Notary Public:

My Commission expires:

CERTIFICATE FOR PAYMENT

In accordance with the Contract Documents, based on on-site observations and the data comprising this application, the Architect certifies to the Owner that to the best of the Architect's knowledge, information and belief the Work has progressed as indicated, the quality of the Work is in accordance with the Contract Documents, and the Contractor is entitled to payment of the AMOUNT CERTIFIED.

AMOUNT CERTIFIED	$

(Attach explanation if amount certified differs from the amount applied for. Initial all figures on this Application and on the Continuation Sheet that are changed to conform to the amount certified.)

ARCHITECT:

By:	Date:

This certificate is not negotiable. The AMOUNT CERTIFIED is payable only to the Con-tractor named herein. Issuance, payment and acceptance of payment are without prejudice to any rights of the Owner or Contractor under this Contract.

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 2 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D + E + F)
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD			% (G /C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
1	ENGINEERING			5,799,000						5,799,000
1.01	P&ID’s IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.02	Book 1 (Tanks & Vessels) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.03	Book 2 (Pumps) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.04	Book 3 (Heat Exchangers) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.05	Book 4 (Mixers) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.06	Book 5 (Major Equipment) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.07	Book 6 (Minor Equipment) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.08	Book 7 (Material Specifications) IFC	1 EA		22,500		0.00	0.00	0.00	0.00%	22,500.00	0.00
1.09	Book 11 (Start-up Supplies & Equip.) IFC	1 EA		15,000		0.00	0.00	0.00	0.00%	15,000.00	0.00
1.10	General Arrangement site IFC	1 EA		68,000		0.00	0.00	0.00	0.00%	68,000.00	0.00
1.11	General Arrangement process IFC	1 EA		115,000		0.00	0.00	0.00	0.00%	115,000.00	0.00
1.12	General Arrangement energy center IFC	1 EA		68,000		0.00	0.00	0.00	0.00%	68,000.00	0.00
1.13	Process Building Concrete IFC	1 EA		85,000		0.00	0.00	0.00	0.00%	85,000.00	0.00
1.14	Energy Center Concrete IFC	1 EA		65,000		0.00	0.00	0.00	0.00%	65,000.00	0.00
1.15	Process Building Steel IFC	1 EA		115,000		0.00	0.00	0.00	0.00%	115,000.00	0.00
1.16	Energy Center Steel IFC	1 EA		75,000		0.00	0.00	0.00	0.00%	75,000.00	0.00
1.17	Cooling Tower Concrete IFC	1 EA		15,000		0.00	0.00	0.00	0.00%	15,000.00	0.00
1.18	Chilled MCC Bldg Concrete IFC	1 EA		15,000		0.00	0.00	0.00	0.00%	15,000.00	0.00
1.19	Piping Drafting model/plans and elev.	1 EA		230,000		0.00	0.00	0.00	0.00%	230,000.00	0.00
1.20	ISO’s issued	1 LS		230,000		0.00	0.00	0.00	0.00%	230,000.00	0.00
1.21	Electrical power dist. Loop/one lines IFC	1 EA		46,000		0.00	0.00	0.00	0.00%	46,000.00	0.00
1.22	Grounding Design IFC	1 EA		43,000		0.00	0.00	0.00	0.00%	43,000.00	0.00
1.23	Lighting and power aux, IFC	1 EA		57,000		0.00	0.00	0.00	0.00%	57,000.00	0.00
1.24	Cable Trays and Misc. IFC	1 EA		60,000		0.00	0.00	0.00	0.00%	60,000.00	0.00
1.25	Control Design Book IFC	1 EA		40,000		0.00	0.00	0.00	0.00%	40,000.00	0.00
1.26	Heat Trace Design IFC	1 EA		37,000		0.00	0.00	0.00	0.00%	37,000.00	0.00
1.27	Motor Loops/Instrument Loops IFC	1 EA		50,000		0.00	0.00	0.00	0.00%	50,000.00	0.00
1.28	DCS Design	1 EA		290,000		0.00	0.00	0.00	0.00%	290,000.00	0.00
1.29	Project Management/Admin.	14 MO		1,900,000		0.00	0.00	0.00	0.00%	1,900,000.00	0.00
1.30	Licensing Fee	1 EA		2,000,000		0.00	0.00	0.00	0.00%	2,000,000.00	0.00
2	FIELD OVHD, CONST EQUIP, TEMP. FAC., GEN EXPENSE, C&SU			2,100,000						2,100,000
2.1	CONST EQUIP, TEMP FACILITIES, GENERAL EXPENSE	14 MO		1,600,000		0.00	0.00	0.00	0.00%	1,600,000.00	0.00
2.2	START-UP TRAINING TO GRIND	1 LS		250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00
2.3	START-UP TRAINING AFTER GRIND	1 LS		250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 3 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D + E + F)
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD			% (G /C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
3	SITE WORK			0						0
4	CONCRETE			3,105,000						3,105,000
	REINFORCING/ANCHOR BOLTS/EMBEDS			350,000						350,000
4.01	Reinforcing Steel Purchase/Issue PO (10%)	1 LS		35,000		0.00	0.00	0.00	0.00%	35,000.00	0.00
4.02	Reinforcing Steel Vendor Dwgs Rec’d (30%)	1 LS		105,000		0.00	0.00	0.00	0.00%	105,000.00	0.00
4.03	Reinforcing Steel On Site (60%)	1 LS		210,000		0.00	0.00	0.00	0.00%	210,000.00	0.00
	CONCRETE CONSTRUCTION			2,755,000						2,755,000
4.04	Fermenter Foundation #1	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
4.05	Fermenter Foundation #2	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
4.06	Fermenter Foundation #3	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
4.07	Fermenter Foundation #4	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
4.08	Beerwell Foundation	1 LS		125,000		0.00	0.00	0.00	0.00%	125,000.00	0.00
4.09	Process Building Footings	1 LS		420,000		0.00	0.00	0.00	0.00%	420,000.00	0.00
4.10	Process Building Slabs	1 LS		325,000		0.00	0.00	0.00	0.00%	325,000.00	0.00
4.11	Energy Center Footings	1 LS		225,000		0.00	0.00	0.00	0.00%	225,000.00	0.00
4.12	Energy Center Slabs	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
4.13	Wetcake Pad Concrete Construction	1 LS		260,000		0.00	0.00	0.00	0.00%	260,000.00	0.00
4.14	Cooling Tower Foundation	1 LS		150,000		0.00	0.00	0.00	0.00%	150,000.00	0.00
4.15	Chiller / MCC Building Foundation	1 LS		50,000		0.00	0.00	0.00	0.00%	50,000.00	0.00
4.16	Process Tanks Ringwall Foundations	1 LS		450,000		0.00	0.00	0.00	0.00%	450,000.00	0.00
4.17	Misc Concrete	1 LS		150,000			0.00	0.00	0.00%	150,000.00	0.00

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 4 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D + E + F)
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD			% (G /C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
5	MASONRY			200,000						200,000
5.01	Issue P.O. (10%)	1 LS		20,000		0.00	0.00	0.00	0.00%	20,000.00	0.00
5.02	Masonry Erection (90%)	1 LS		180,000		0.00	0.00	0.00	0.00%	180,000.00	0.00
6	STRUCTURAL			2,300,000						2,300,000
	STRUCTURAL STEEL (steel, platforms, stairs, handrail, metal deck, grating)			1,150,000						1,150,000
6.01	Issue P.O. (10%)	1 LS		115,000		0.00	0.00	0.00	0.00%	115,000.00	0.00
6.02	Receive Shop Drawings (30%)	1 LS		345,000		0.00	0.00	0.00	0.00%	345,000.00	0.00
6.03	Structural Steel On Site (60%)	1 LS		690,000		0.00	0.00	0.00	0.00%	690,000.00	0.00
	Archetectural (Siding, Trim, etc).			350,000						350,000
6.04	Issue P.O. (10%)	1 LS		35,000		0.00	0.00	0.00	0.00%	35,000.00	0.00
6.05	Arch. Items on site (90%)	1 LS		315,000		0.00	0.00	0.00	0.00%	315,000.00	0.00
	STRUCTURAL CONSTRUCTION			800,000		0.00				800,000
6.06	Process Building Steel Erect	1 LS		250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00
6.07	Energy Center Steel Erect	1 LS		175,000		0.00	0.00	0.00	0.00%	175,000.00	0.00
6.08	Exterior Pipe Rack Erect	1 LS		75,000		0.00	0.00	0.00	0.00%	75,000.00	0.00
6.09	Misc Platforms/Walkways Erect	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
6.10	Roofing/Siding Process Bldg Install	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
6.11	Roofing/Siding Energy Center Install	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 5 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D + E + F)
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD			% (G /C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
7	INSULATION & PAINT			1,325,000						1,325,000
7.1	Pipe Insulation	1 LS		500,000		0.00	0.00	0.00	0.00%	500,000.00	0.00
7.2	Tank Insulation	1 LS		375,000		0.00	0.00	0.00	0.00%	375,000.00	0.00
7.3	Pipe Paint	1 LS		80,000		0.00	0.00	0.00	0.00%	80,000.00	0.00
7.4	Tank Paint	1 LS		195,000		0.00	0.00	0.00	0.00%	195,000.00	0.00
7.5	Misc Insulation	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
7.6	Misc Paint	1 LS		75,000		0.00	0.00	0.00	0.00%	75,000.00	0.00
8	Doors & Windows			150,000						150,000
8.1	Issue P.O. (10%)	1 LS		15,000		0.00	0.00	0.00	0.00%	15,000.00	0.00
8.2	Install Frames (30%)	1 LS		45,000		0.00	0.00	0.00	0.00%	45,000.00	0.00
8.3	Install Doors and Hardware (60%)	1 LS		90,000		0.00	0.00	0.00	0.00%	90,000.00	0.00
9	EQUIPMENT			16,962,560						16,962,560
	Equipment Purchase			15,837,560						15,837,560
9.1	Equipment	See Equip List		9,620,560		0.00	0.00	0.00	0.00%	9,620,560.00	0.00
9.2	Tanks	See Tanks List		6,217,000		0.00	0.00	0.00	0.00%	6,217,000.00	0.00
	Set Equipment			1,125,000						1,125,000
9.3	Set Cook Equipment/Place	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
9.4	Set Fermentation Equipment/Place	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
9.5	Set Dist/Evap Equipment/Place	1 LS		125,000		0.00	0.00	0.00	0.00%	125,000.00	0.00
9.6	Set Energy Center Equip/Place	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
9.7	Set Tank Farm Equipment/Place	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
9.8	Set Site Equipment/Place	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
9.9	Install Dryer and TO	1 LS		500,000		0.00	0.00	0.00	0.00%	500,000.00	0.00

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 6 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN	TOTAL COMPLETED AND STORED TO DATE
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION	THIS PERIOD			% (G /C)	BALANCE TO FINISH	RETAINAGE (IF VARIABLE RATE)
10	PIPING			5,520,000						5,520,000
	Piping & Fittings Material			1,500,000						1,500,000
10.1	Pipe & Fittings Purchase/Issue PO (10%)	1 LS		150,000		0.00	0.00	0.00	0.00%	150,000.00	0.00
10.2	Pipe & Fittings Deliver (90%)	1 LS		1,350,000		0.00	0.00	0.00	0.00%	1,350,000.00	0.00
	Valves			635,000						635,000
10.3	Valves Purchase/Issue PO (10%)	1 LS		63,500		0.00	0.00	0.00	0.00%	63,500.00	0.00
10.4	Valves Deliver (90%)	1 LS		571,500		0.00	0.00	0.00	0.00%	571,500.00	0.00
	Piping Fabrication			950,000						950,000
10.5	Cook Area Fab/Complete	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
10.6	Fermentation Area Fab/Complete	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
10.7	Dist/Evap Area Fab/Complete	1 LS		250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00
10.8	Energy Center Area Fab/Complete	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
10.9	Tank/Off Site Area Fab/Complete	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
	Piping Installation			2,435,000						2,435,000
10.10	Cook Area Pipe Installation	1 LS		700,000		0.00	0.00	0.00	0.00%	700,000.00	0.00
10.11	Fermentation Area Pipe Installation	1 LS		500,000		0.00	0.00	0.00	0.00%	500,000.00	0.00
10.12	Distillation/Evap Area Pipe Installation	1 LS		600,000		0.00	0.00	0.00	0.00%	600,000.00	0.00
10.13	Energy Center Area Pipe Installation	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
10.14	Tank Farm Area Pipe Installation	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
10.15	Cooling Tower Pipe Installation	1 LS		150,000		0.00	0.00	0.00	0.00%	150,000.00	0.00
10.16	Plumbing	1 LS		85,000		0.00	0.00	0.00	0.00%	85,000.00	0.00
11	ELECTRICAL			6,538,440						6,538,440
11.1	Electical Equipment & Materials	1 LS		3,244,000						3,244,000
11.2	Switchgear/MCC’s Purchase/Issue PO (10%)	1 LS		82,500		0.00	0.00	0.00	0.00%	82,500.00	0.00
11.3	Switchgear/MCC’s Vendor Drawings(30%)	1 LS		247,500		0.00	0.00	0.00	0.00%	247,500.00	0.00
11.4	Switchgear/MCC’s On Site (5%)	1 LS		41,250		0.00	0.00	0.00	0.00%	41,250.00	0.00
11.5	Electrical Cable Purchase/Issue PO (10%)	1 LS		70,000		0.00	0.00	0.00	0.00%	70,000.00	0.00
11.6	Electrical Cable On Site (90%)	1 LS		630,000		0.00	0.00	0.00	0.00%	630,000.00	0.00
11.7	DCS Purchase/Issue PO (10%)	1 LS		59,500		0.00	0.00	0.00	0.00%	59,500.00	0.00
11.8	DCS Vendor Drawings (30%)	1 LS		178,500		0.00	0.00	0.00	0.00%	178,500.00	0.00
11.9	DCS On Site (5%)	1 LS		29,750		0.00	0.00	0.00	0.00%	29,750.00	0.00
11.10	Instrument Cable Purchase/Issue PO (10%)	1 LS		25,500		0.00	0.00	0.00	0.00%	25,500.00	0.00
11.11	Instrument Cable On Site (90%)	1 LS		229,500		0.00	0.00	0.00	0.00%	229,500.00	0.00
11.12	Conduit / Cable Trays Purchase/Issue PO (10%)	1 LS		70,000		0.00	0.00	0.00	0.00%	70,000.00	0.00
11.13	Conduit / Cable Trays On Site (90%)	1 LS		630,000		0.00	0.00	0.00	0.00%	630,000.00	0.00
11.14	Lighting Fixtures Purchase/Issue PO (10%)	1 LS		40,000		0.00	0.00	0.00	0.00%	40,000.00	0.00
11.15	Lighting Fixtures On Site (90%)	1 LS		360,000		0.00	0.00	0.00	0.00%	360,000.00	0.00
11.16	Instruments Purchase/Issue PO (10%)	1 LS		50,000		0.00	0.00	0.00	0.00%	50,000.00	0.00
11.17	Instruments On Site (90%)	1 LS		500,000		0.00	0.00	0.00	0.00%	500,000.00	0.00

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 7 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN	TOTAL COMPLETED AND STORED TO DATE
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION	THIS PERIOD			% (G /C)	BALANCE TO FINISH	RETAINAGE (IF VARIABLE RATE)
	Primary distribution			0						0
	Secondary Distribution			900,000						900,000
11.18	Cable Installation	1 LS		250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00
11.19	Switchgear/MCC’s Set	1 LS		250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00
11.20	Secondary transformers/panels Set	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
11.21	Terminations	1 LS		150,000		0.00	0.00	0.00	0.00%	150,000.00	0.00
11.22	Energized	1 LS		50,000		0.00	0.00	0.00	0.00%	50,000.00	0.00
11.23	Cable Tray	1 LS		100,000			0.00	0.00	0.00%	100,000.00	0.00
	Motors			700,000						700,000
11.24	Cable Installation	1 LS		400,000		0.00	0.00	0.00	0.00%	400,000.00	0.00
11.25	Terminations	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
11.26	Energized (checked and bumped)	1 LS		100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
	Lighting			250,000						250,000
11.27	Fixtures Installation	1 LS		200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
11.28	Energized (completed)	1 LS		50,000		0.00	0.00	0.00	0.00%	50,000.00	0.00

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE 8 OF 8 PAGES
AIA Document G702, APPLICATION AND CERTIFICATE FOR PAYMENT,	APPLICATION NO.:
containing Contractor’s signed Certification, is attached.	APPLICATION DATE:	Exhibit J
In Tabulations below, amounts are stated to the nearest dollar.	PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.	ARCHITECT’S PROJECT NO:	G153

A	B			C	D	E	F	G		H	I
					WORK COMPLETED		MATERIALS PRESENTLY STORED (NOT IN D OR E)	TOTAL COMPLETED AND STORED TO DATE (D + E + F)
ITEM NO.	DESCRIPTION OF WORK	SCHEDULED AMOUNT	IN PLACE	SCHEDULED VALUE	FROM PREVIOUS APPLICATION (D + E)	THIS PERIOD			% (G /C)	BALANCE TO FINISH (C - G)	RETAINAGE (IF VARIABLE RATE)
	Instrumentation			1,054,375						1,054,375
11.29	DCS panels Set (10%)	1 LS		25,717		0.00	0.00	0.00	0.00%	25,716.97	0.00
11.30	Instruments Installation	1 LS		411,464		0.00	0.00	0.00	0.00%	411,463.53	0.00
11.31	Cable Installation	1 LS		215,400		0.00	0.00	0.00	0.00%	215,400.03	0.00
11.32	Jboxes Installation	1 LS		25,717		0.00	0.00	0.00	0.00%	25,716.97	0.00
11.33	Jbox Wiring/terminations	1 LS		51,432		0.00	0.00	0.00	0.00%	51,432.35	0.00
11.34	Terminations	1 LS		67,480		0.00	0.00	0.00	0.00%	67,480.25	0.00
11.35	Loop check complete	1 LS		64,292		0.00	0.00	0.00	0.00%	64,291.62	0.00
11.36	Programming	1 LS		192,873		0.00	0.00	0.00	0.00%	192,873.28	0.00
	Misc.			390,065						390,065
11.37	Outlets/receptacles	1 LS		63,011		0.00	0.00	0.00	0.00%	63,011.00	0.00
11.38	HVAC	1 LS		117,020		0.00	0.00	0.00	0.00%	117,020.00	0.00
11.39	Grounding	1 LS		210,034		0.00	0.00	0.00	0.00%	210,034.00	0.00
12	Grain Milling			750,000						750,000
12.1	Issue P.O. For Grain Handling			200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
12.2	Grain Milling Foundation Installed			100,000		0.00	0.00	0.00	0.00%	100,000.00	0.00
12.3	Grain Milling Bldg Constructed			200,000		0.00	0.00	0.00	0.00%	200,000.00	0.00
12.4	Grain Milling Equipment Installed			250,000		0.00	0.00	0.00	0.00%	250,000.00	0.00
8.00	Change Orders			0						0

	TOTALS			44,750,000	$0	0.00	0.00	0.00		44,750,000	0.00

ID		Task Name	Duration	Start	Finish
1		Engineering	3 mons	Mon 7/24/06	Fri 10/13/06
2		Sitework/Earthwork/Utilities	2 mons	Mon 8/21/06	Fri 10/13/06
3		Concrete	3 mons	Mon 11/20/06	Fri 2/9/07
4		Masonry	2 mons	Thu 3/1/07	Wed 4/25/07
5		Structural Steel	3 mons	Mon 1/22/07	Fri 4/13/07
6		Insulation	4 mons	Tue 5/1/07	Mon 8/20/07
7		Doors & Windows	1 mon	Mon 4/2/07	Fri 4/27/07
8		Painting	4 mons	Mon 7/2/07	Fri 10/19/07
9		Mechanical	10 mons	Tue 2/20/07	Mon 11/26/07
10		Electrical	64 wks	Fri 9/1/06	Thu 11/22/07

3rd Quarter
4th Quarter
1st Quarter
2nd Quarter
3rd Quarter
4th Quarte
Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov

Project: Husker Ag Prelim Schedule 7-
Date: Fri 7/14/06

Task
Split
Progress
Milestone
Summary
Project Summary
External Tasks
External Milestone
Deadline

Page 1

Exhibit L

MAJOR EQUIPMENT VALUES PER PAYMENT TERMS

Application Number

Period Ending

	Tag Suffix	PLANT NAME Husker Ag, LLC 40 MMGY Ethanol Production Facility ICM Project No. G153	Contract Price	x	Issue P.O. (10%)	x	Vendor Drawings (30%)	x	Ready for Shipment (55%)	x	Deliver to Site (5%)	Total
Tag prefix		Description
MH	1301	HAMMER MILL #1	$160,691		$—		$—		$—		0.00	$—
RV	1301	MILL #1 ROTARY FEEDER	$—		$—		$—		$—		0.00	$—
MH	1311	HAMMER MILL #2	$—		$—		$—		$—		0.00	$—
RV	1311	MILL #2 ROTARY FEEDER	$—		$—		$—		$—		0.00	$—
EP	2101	COOK WATER PRE-HEATER	$14,141		$—		$—		$—		0.00	$—
PC	2101	COOK WATER PUMP	$4,012		$—		$—		$—		0.00	$—
EP	2112	METHANATOR COOLER	$5,142		$—		$—		$—		0.00	$—
PC	2112	METHANATOR FEED PUMP	$4,286		$—		$—		$—		0.00	$—
PKG	2201	SLURRY BLENDER & FEED SCREW PACKAGE	$61,063		$—		$—		$—		0.00	$—
AT	2203	SLURRY #1 AGITATOR	$23,904		$—		$—		$—		0.00	$—
PC	2203	SLURRY #1 PUMP	$8,099		$—		$—		$—		0.00	$—
AT	2301	COOK TUBE #1 AGITATOR	$22,553		$—		$—		$—		0.00	$—
JE	2301	HYDROHEATER	$51,421		$—		$—		$—		0.00	$—
PC	2304	FLASH VESSEL PUMP	$8,433		$—		$—		$—		0.00	$—
AT	2401	LIQUIFACTION TANK #1 AGITATOR	$30,665		$—		$—		$—		0.00	$—
AT	2402	LIQUIFACTION TANK #2 AGITATOR	$30,665		$—		$—		$—		0.00	$—
PC	2402	LIQUIFACTION PUMP #1	$9,225		$—		$—		$—		0.00	$—
PC	2410	YEAST FEED PUMP	$12,213		$—		$—		$—		0.00	$—
PC	2801	ALPHA AMYLASE MIX PUMP	$5,785		$—		$—		$—		0.00	$—
PG	2805	SLURRY ENZYME PUMP #1	$3,857		$—		$—		$—		0.00	$—
PG	2806	SLURRY ENZYME PUMP #2	$3,857		$—		$—		$—		0.00	$—
PG	2807	SWING ENZYME PUMP #3	$3,857		$—		$—		$—		0.00	$—
PC	2811	GLUCO AMYLASE MIX PUMP	$5,785		$—		$—		$—		0.00	$—
PG	2815	GLUCO ENZYME PUMP #2 FERM.	$5,785		$—		$—		$—		0.00	$—
PG	2816	GLUCO ENZYME PUMP #1 FERM.	$—		$—		$—		$—		0.00	$—
PG	2817	YEAST ENZYME PUMP	$5,785		$—		$—		$—		0.00	$—
PC	2831	BLEND PUMP	$3,214		$—		$—		$—		0.00	$—
AT	3110	FERMENTER #1 AGITATOR	$42,128		$—		$—		$—		0.00	$—
EP	3110	FERMENTER #1 COOLER	$43,708		$—		$—		$—		0.00	$—
PC	3110	FERMENTER #1 PUMP	$15,426		$—		$—		$—		0.00	$—
AT	3120	FERMENTER #2 AGITATOR	$42,128		$—		$—		$—		0.00	$—
EP	3120	FERMENTER #2 COOLER	$43,708		$—		$—		$—		0.00	$—
PC	3120	FERMENTER #2 PUMP	$15,426		$—		$—		$—		0.00	$—
AT	3130	FERMENTER #3 AGITATOR	$42,128		$—		$—		$—		0.00	$—
EP	3130	FERMENTER #3 COOLER	$43,708		$—		$—		$—		0.00	$—
PC	3130	FERMENTER #3 PUMP	$15,426		$—		$—		$—		0.00	$—
AT	3140	FERMENTER #4 AGITATOR	$42,128		$—		$—		$—		0.00	$—
EP	3140	FERMENTER #4 COOLER	$43,708		$—		$—		$—		0.00	$—
PC	3140	FERMENTER #4 PUMP	$15,426		$—		$—		$—		0.00	$—
PC	3150	FERMENTER DRAIN PUMP #1	$7,070		$—		$—		$—		0.00	$—
PC	3155	FERMENTER DRAIN PUMP #2	$7,070		$—		$—		$—		0.00	$—
AT	3501	BEER WELL AGITATOR	$42,275		$—		$—		$—		0.00	$—
PC	3501	BEER WELL DISCHARGE PUMP	$6,428		$—		$—		$—		0.00	$—
EP	3601	YEAST TANK #1 COOLER	$15,426		$—		$—		$—		0.00	$—
PC	3601	YEAST PUMP #1	$6,428		$—		$—		$—		0.00	$—
EP	3602	YEAST TANK #2 COOLER	$—		$—		$—		$—		0.00	$—
PC	3602	YEAST PUMP #2	$—		$—		$—		$—		0.00	$—
PKG	3801	CO2 SCRUBBER INTERNALS PACKAGE	$25,711		$—		$—		$—		0.00	$—
PC	3802	CO2 SCRUBBER BOTTOMS PUMP	$4,499		$—		$—		$—		0.00	$—
PC	4101	EVAP #1 PUMP	$12,855		$—		$—		$—		0.00	$—
PC	4102	EVAP #2 PUMP	$12,855		$—		$—		$—		0.00	$—
PC	4103	EVAP #3 PUMP	$12,855		$—		$—		$—		0.00	$—
PC	4104	EVAP #4 PUMP	$12,855		$—		$—		$—		0.00	$—
PC	4110	STEAM COND. RECEIVER PUMP	$5,785		$—		$—		$—		0.00	$—
PC	4201	EVAP #5 PUMP	$14,141		$—		$—		$—		0.00	$—
PC	4202	EVAP #6 PUMP	$14,141		$—		$—		$—		0.00	$—
PC	4203	EVAP #7 PUMP	$14,141		$—		$—		$—		0.00	$—
PC	4204	EVAP #8 PUMP	$11,570		$—		$—		$—		0.00	$—
PC	4210	PROCESS COND. RECIEVER PUMP	$5,142		$—		$—		$—		0.00	$—
PG	4215	SYRUP DRAW PUMP	$21,854		$—		$—		$—		0.00	$—
PC	4217	DRAIN PUMP	$6,428		$—		$—		$—		0.00	$—
PC	4401	BEER BOTTOMS PUMP	$8,999		$—		$—		$—		0.00	$—
PKG	4401	BEER COLUMN INTERNALS PACKAGE	$57,849		$—		$—		$—		0.00	$—
PKG	4401	SIDE STRIPPER INTERNALS PACKAGE	$16,712		$—		$—		$—		0.00	$—
PC	4412	SIDE STRIPPER PUMP	$5,142		$—		$—		$—		0.00	$—
ET	4501	190 PROOF VACUUM COND.	$142,038		$—		$—		$—		0.00	$—
PC	4501	RECITIFIER BOTTOMS PUMP	$5,142		$—		$—		$—		0.00	$—
PKG	4501	RECTIFIER INTERNALS PACKAGE	$122,125		$—		$—		$—		0.00	$—
EP	4502	VENT CONDENSER	$30,853		$—		$—		$—		0.00	$—
PC	4505	REFLUX PUMP	$5,785		$—		$—		$—		0.00	$—
PD	4508	FUSEL DRAW PUMP	$643		$—		$—		$—		0.00	$—
PV	4512	VACUUM PUMP	$32,138		$—		$—		$—		0.00	$—
PK	4601	MOLECULAR SIEVE BEAD PACKAGE	$192,829		$—		$—		$—		0.00	$—
EP	4604	REGEN CONDENSER	$30,853		$—		$—		$—		0.00	$—
EP	4608	REGEN COOLER	$7,070		$—		$—		$—		0.00	$—
PC	4608	REGEN PUMP	$6,428		$—		$—		$—		0.00	$—
EP	4613	SIEVE FEED ECON.	$8,356		$—		$—		$—		0.00	$—
PC	4613	200 PROOF PRODUCT PUMP	$5,142		$—		$—		$—		0.00	$—
EP	4614	200 PROOF COOLER	$5,785		$—		$—		$—		0.00	$—
ET	4620	SIEVE VAPORIZER	$60,266		$—		$—		$—		0.00	$—
AT	6101	WHOLE STILLAGE AGITATOR	$18,278		$—		$—		$—		0.00	$—
PC	6101	CENTRIFUGE FEED PUMP	$5,142		$—		$—		$—		0.00	$—
CF	6201	CENTRIFUGE #1	$1,347,748		$—		$—		$—		0.00	$—
CF	6202	CENTRIFUGE #2	$—		$—		$—		$—		0.00	$—
CF	6203	CENTRIFUGE #3	$—		$—		$—		$—		0.00	$—
BF	6215	CENTRATE BLOWER	$—		$—		$—		$—		0.00	$—
PC	6215	CENTRATE PUMP	$5,785		$—		$—		$—		0.00	$—
PC	6801	EVAP FEED PUMP	$3,857		$—		$—		$—		0.00	$—
AT	6810	SYRUP TANK AGITATOR	$17,472		$—		$—		$—		0.00	$—
PG	6810	A&B DRYER SYRUP PUMP	$21,854		$—		$—		$—		0.00	$—
PG	8401	SIEVE FEED PUMP	$10,284		$—		$—		$—		0.00	$—
DR	7103	DRYER SYSTEM	$1,799,739		$—		$—		$—		0.00	$—
PKG	8401	FLOATING ROOF PACKAGE	$—		$—		$—		$—		0.00	$—
PKG	8402	TANK FARM VALVE AND VENT	$44,993		$—		$—		$—		0.00	$—
PC	8403	ETHANOL TRANSFER PUMP	$7,070		$—		$—		$—		0.00	$—
PC	8408	ETHANOL LOADOUT PUMP	$8,999		$—		$—		$—		0.00	$—
PG	8411	FUEL ADDITIVE PUMP	$3,857		$—		$—		$—		0.00	$—
PG	8414	DENATURANT PUMP	$7,070		$—		$—		$—		0.00	$—
PKG	8600	ETHANOL LOADOUT PACKAGE	$154,263		$—		$—		$—		0.00	$—
PG	8610	DENATURANT UNLOADING PUMP	$8,356		$—		$—		$—		0.00	$—
PKG	8801	LOADOUT FLARE PACKAGE	$70,704		$—		$—		$—		0.00	$—
PKG	9102	DEAERATOR PACKAGE	$192,829		$—		$—		$—		0.00	$—
PKG	9201	THERMAL OXIDIZER PACKAGE	$771,317		$—		$—		$—		0.00	$—
PKG	9202	HRSG BOILER PACKAGE	$964,146		$—		$—		$—		0.00	$—
PKG	9401	STACK COIL PACKAGE	$514,211		$—		$—		$—		0.00	$—
EF	9501	DRYER BLDG STEAM HEATER #1	$2,126		$—		$—		$—		0.00	$—
EF	9505	EVAP AREA STEAM HEATER	$4,253		$—		$—		$—		0.00	$—
EF	9507	COOK AREA STEAM HEATER	$2,126		$—		$—		$—		0.00	$—
EF	9508	FERMENTER AREA STM HEATER	$2,126		$—		$—		$—		0.00	$—
EF	9509	BEER/MASH EXCH. AREA STM HEATER	$—		$—		$—		$—		0.00	$—
PC	9801	COOLING TOWER PUMP #1	$44,993		$—		$—		$—		0.00	$—
PKG	9801	COOLING TOWER PACKAGE	$475,645		$—		$—		$—		0.00	$—
PC	9802	COOLING TOWER PUMP #2	$44,993		$—		$—		$—		0.00	$—
PC	9803	COOLING TOWER PUMP #3	$44,993		$—		$—		$—		0.00	$—
PKG	10201	SAFETY SHOWER AND EYEWASH PACKAGE	$10,284		$—		$—		$—		0.00	$—
PKG	10400	REVERSE OSMOSIS PACKAGE	$—		$—		$—		$—		0.00	$—
PC	10411	R.O. PRODUCT PUMP	$7,199		$—		$—		$—		0.00	$—
PKG	10500	BIO-METHANATOR	$—		$—		$—		$—		0.00	$—
PC	10701	PROCESS SUMP PUMP #1	$5,785		$—		$—		$—		0.00	$—
PC	10702	PROCESS SUMP PUMP #2	$—		$—		$—		$—		0.00	$—
PD	10704	DISTILATION SUMP PUMP	$5,785		$—		$—		$—		0.00	$—
PC	10711	ENERGY CENTER SUMP PUMP	$5,785		$—		$—		$—		0.00	$—
PD	10721	TANK FARM SUMP PUMP	$1,671		$—		$—		$—		0.00	$—
PKG	11101	PLANT AIR PACKAGE	$70,704		$—		$—		$—		0.00	$—
PKG	11201	AIR STATIONS PACKAGE	$—		$—		$—		$—		0.00	$—
PKG	11401	FIRE WATER PACKAGE	$—		$—		$—		$—		0.00	$—
PC	11405	PROCESS WATER PUMP	$7,199		$—		$—		$—		0.00	$—
PKG	11901	BLDG LOUVER PKGE	$—		$—		$—		$—		0.00	$—
PC	12101	50% NaOH PUMP	$4,499		$—		$—		$—		0.00	$—
SC	12101	CIP SCREEN	$25,711		$—		$—		$—		0.00	$—
ET	12111	CIP HEATER	$11,531		$—		$—		$—		0.00	$—
PC	12111	C.I.P.S. PUMP	$8,999		$—		$—		$—		0.00	$—
PC	12112	C.I.P.F. PUMP	$7,713		$—		$—		$—		0.00	$—
PC	12121	WASTE NaOH PUMP	$4,499		$—		$—		$—		0.00	$—
PD	12131	NaOH DIKE SUMP PUMP	$5,820		$—		$—		$—		0.00	$—
PC	12301	ACID WASH PUMP	$6,428		$—		$—		$—		0.00	$—
PKG	12400	AMMONIA PACKAGE	$42,422		$—		$—		$—		0.00	$—
PG	12501	LIQ ACID PUMP	$6,394		$—		$—		$—		0.00	$—
PG	12502	YEAST ACID PUMP #1	$6,394		$—		$—		$—		0.00	$—
PG	12503	YEAST ACID PUMP #2	$—		$—		$—		$—		0.00	$—
PG	12505	EVAP AND BEER ACID PUMP	$6,394		$—		$—		$—		0.00	$—
PKG	12508	PUMPS 12508, 12509 H2SO4 to RO & CT PKG	$12,788		$—		$—		$—		0.00	$—
PM	12508	H2SO4 LIQ ACID	$—		$—		$—		$—		0.00	$—
PG	12508	H2SO4 YEAST ACID #1	$—		$—		$—		$—		0.00	$—
PM	12509	H2SO4 YEAST ACID #2	$—		$—		$—		$—		0.00	$—
PG	12509	H2SO4 EVAP AND BEER ACID	$—		$—		$—		$—		0.00	$—
PD	12531	ACID DIKE SUMP PUMP	$6,394		$—		$—		$—		0.00	$—
PG	12601	SCRUBBER NaHSO3 PUMP	$—		$—		$—		$—		0.00	$—
PM	12931	ANTI-FOAM PUMP	$844		$—		$—		$—		0.00	$—
FS	2203A	SLURRY STRAINER A	$—		$—		$—		$—		0.00	$—
FS	2203B	SLURRY STRAINER B	$—		$—		$—		$—		0.00	$—
EP	2404A	BEER/MASH EXCHANGER A	$42,422		$—		$—		$—		0.00	$—
EP	2404B	BEER/MASH EXCHANGER B	$42,422		$—		$—		$—		0.00	$—
EP	2405A	MASH COOLER A	$52,707		$—		$—		$—		0.00	$—
EP	2405B	MASH COOLER B	$52,707		$—		$—		$—		0.00	$—
		LOW PRESSURE TURBINE & GENERATOR	$—		$—		$—		$—		0.00	$—
		MINOR EQUIPMENT	$666,661		$—		$—		$—		0.00	$—
		Totals	$9,620,560		$—		$—		$—		$—	$—

Exhibit M

to

Agreement Between Owner and Design/Builder

On the Basis of a Stipulated Price

[Form of Notice to Proceed]

(Plant Name)

(Date)

(Project Manager Name)

ICM, INC.

310 N. First Street

Colwich, KS 67030

(Phone Number)

Re:	Notice to Proceed

Dear (Project Manager):

This letter will serve as authorization and Notice to Proceed for ICM, Inc. with regards to the construction of (Plant Name) LLC ethanol plant in (City and State) in accordance with the Design/Build contract in place with ICM, INC.

Pursuant to Article 2.01A of the Agreement, the project will be completed within (Number of Calendar days in contract) days of after the date when the Contract Times commence to run as set forth in subparagraph 1.01A.11 of the General Conditions. Contract time will commence at such time when Owner delivers to Design/Builder the Notice to Proceed, air permit for the project, signed Contract Documents, Down Payment, and a level buildable site with all utilities installed.

Signature:
Printed Name:
Its:
(Company Name)
(Date)

GENERAL CONDITIONS OF THE

CONTRACT BETWEEN

OWNER AND DESIGN/BUILDER

ARTICLE 1—DEFINITIONS

1.01	Defined Terms

A. Wherever used in these General Conditions or in the other Contract Documents the following terms have the meanings indicated which are applicable to both the singular and plural thereof:

1. Agreement—The Agreement Between Owner and Design/Builder on the Basis of a Stipulated Price covering the Work. Other Contract Documents are incorporated into the Agreement and made a part thereof as provided therein.

2. Application for Payment—The form that is substantially similar to Exhibit J which is to be used by DESIGN/BUILDER in requesting progress or final payments and which is to be accompanied by such supporting documentation as is required by the Contract Documents.

3. Asbestos—Any material that contains more than one percent (1%) asbestos and is friable or is releasing asbestos fibers into the air above current action levels established by the United States Occupational Safety and Health Administration.

4. Bond—Performance or payment bond or other instrument of security.

5. Change Order—A written order which is signed by DESIGN/BUILDER and OWNER which authorizes an addition, deletion or revision in the Work, or an adjustment in the Contract Price or the Contract Times, issued on or after the Effective Date of the Agreement.

6. Construction—The performing or furnishing of labor, the furnishing and incorporating of materials and equipment into the Work and the furnishing of services (other than Design Professional Services) and documents, all as required by the Contract Documents. Construction includes the materials and equipment incorporated into the Project.

7. Construction Subagreement—A written agreement between DESIGN/BUILDER and a construction contractor for provision of Construction.

8. Contract Documents—The Agreement and related exhibits, the Notice to Proceed, these General Conditions, the Specifications and the Drawings together with all Change Orders, and Written Amendments, issued on or after the Effective Date of the Agreement.

9. Contract Price—The moneys payable by OWNER to DESIGN/BUILDER for completion of the Work in accordance with the Contract Documents.

10. Contract Times—The number of days or the dates stated in the Agreement (i) to achieve Substantial Completion, and (ii) to complete the Work so that it is ready for final payment in accordance with paragraph 13.08.

11. defective—An adjective which when modifying the term Construction refers to Construction that is unsatisfactory, faulty or deficient, in that it does not conform to the

Contract Documents, or does not meet the requirements of any inspection, reference standard, test or approval referred to in the Contract Documents, or has been damaged prior to OWNER’s final payment.

12. DESIGN/BUILDER—ICM, Inc., a Kansas corporation.

13. Design Subagreement—A written agreement between DESIGN/BUILDER and a design professional for provision of Design Professional Services.

14. Design Professional Services—Services provided by or for licensed design professionals during Construction, or operational phases of the Project, including the development of drawings, Specifications, and other design submittals specified by the Contract Documents and required to be performed by licensed design professionals.

15. Drawings—Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of drawings, diagrams, illustrations, schedules and other data which show the scope, extent, and character of the Work.

16. Effective Date of the Agreement—The date indicated in the Agreement on which it becomes effective, but if no such date is indicated it means the date on which the Agreement is signed and delivered by the last of the two parties to sign and deliver.

17. Engineer—A duly licensed individual or entity designated by DESIGN/BUILDER to perform or furnish specified Design Professional Services in connection with the Work.

18. Hazardous Condition—The presence at the Site of Asbestos, Hazardous Waste, PCB’s, Petroleum Products or Radioactive Materials in such quantities or circumstances that there is a danger to persons or property.

19. Hazardous Waste—The term Hazardous Waste shall have the meaning provided in Section 1004 of the Solid Waste Disposal Act (42 USC Section 6903).

20. Laws and Regulations; Laws or Regulations—Any and all applicable laws, rules, regulations, ordinances, codes, permits, and orders of any and all governmental bodies, agencies, authorities and courts having jurisdiction.

21. Liens—Charges, security interests or encumbrances upon real property or personal property.

22. Notice to Proceed—A written notice given by OWNER to DESIGN/BUILDER fixing the date on which the Contract Times will commence to run in accordance with paragraph 2.01.

23. OWNER—The public body, or authority, individual or entity with whom DESIGN/BUILDER has entered into the Agreement and for whom the Work is to be provided.

24. PCBs—Polychlorinated biphenyls.

25. Petroleum—Petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other non-Hazardous Wastes and crude oils.

26. Project—The Construction to be provided under the Contract Documents as provided in paragraph 1.01 of the Agreement.

27. Punch List Items— The miscellaneous items in the scope of the Project that are not required for the Project to be operational and that remain to be completed by DESIGN/BUILDER after Substantial Completion and before Final Completion.

28. Radioactive Material—Source, special nuclear, or byproduct material as defined by the Atomic Energy Act of 1954 (42 USC Section 2011 et seq.) as amended from time to time.

29. Schedule of Values—A schedule prepared by DESIGN/BUILDER indicating that portion of the Contract Price to be paid for each major component of the Work.

30. Site—Lands or other areas designated in the Contract Documents as being furnished by OWNER for the performance of the Construction, storage, or access.

31. Specifications—Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of written technical descriptions of materials, equipment, construction systems, standards and workmanship as applied to the Construction and certain administrative details applicable thereto.

32. Subcontractor—An individual or entity other than a Supplier or Engineer having a direct contract with DESIGN/BUILDER or with any other Subcontractor for the performance of a part of the Work.

33. Substantial Completion—The time at which the Construction (or a specified part) has progressed to the point where it is sufficiently complete, in accordance with the Contract Documents, so that corn can be ground and the ethanol production process may begin with measurable output of ethanol, as reasonably determined by DESIGN/BUILDER. The terms “substantially complete” and “substantially completed” as applied to the Construction refer to Substantial Completion of Construction.

34. Supplier—A manufacturer, fabricator, supplier, distributor, materialman or vendor having a direct contract with DESIGN/BUILDER or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by DESIGN/BUILDER or any Subcontractor.

35. Work—The entire completed construction or the various separately identifiable parts thereof required to be performed or furnished under the Contract Documents. Work includes and is the result of performing or furnishing Design Professional Services and Construction required by the Contract Documents.

36. Written Amendment—A written amendment of the Contract Documents, signed by OWNER and DESIGN/BUILDER on or after the Effective Date of the Agreement.

ARTICLE 2—PRELIMINARY MATTERS

2.01	Commencement of Contract Times; Notice to Proceed

A. The Contract Times will commence to run on the day indicated in the Notice to Proceed; provided, however, in no case shall the Contract Times commence to run before the later of the date (i) Notice to Proceed is delivered pursuant to paragraph 8.07 of the Agreement, (ii) the entire amount of the down payment is paid pursuant to paragraph 4.01A of the Agreement, (iii) all necessary underground utilities have been installed at the Site, and (iv) all fill material is placed and a level, buildable Site is delivered to DESIGN/BUILDER. A Notice to Proceed may be given at any time within the period of time set forth in Section 8.07 of the Agreement.

2.02	Starting the Work

A. DESIGN/BUILDER shall start to perform the Work on the date when the Contract Times commence to run.

2.03	Preliminary Schedules and Proof of Insurance

A. A preliminary progress schedule indicating the times (number of days or dates) for starting and completing the various stages in the design and construction of the Work is attached as Exhibit K. A preliminary Schedule of Values for all of the Work, which includes quantities and prices of items aggregating the Contract Price, subdivides the Work into component parts to serve as the basis for progress payments during performance of the Work and includes a pro rata amount of overhead and profit applicable to each item of Work is attached hereto as Exhibit L.

B. Before any Work is started, DESIGN/BUILDER and OWNER shall each deliver to the other, with copies to each additional insured, certificates of insurance (and other evidence of insurance which either of them or any additional insured may reasonably request) which DESIGN/BUILDER and OWNER respectively are required to purchase and maintain in accordance with paragraphs 5.02.A, 5.04.A and 5.04.B.

ARTICLE 3—CONTRACT DOCUMENTS: INTENT, AMENDING, REUSE

3.01	Intent

A. The Contract Documents comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work. The Contract Documents are complementary; what is called for by one is as binding as if called for by all. The Contract Documents will be construed in accordance with the laws of the State of Kansas. Except as otherwise required by applicable Laws and Regulations, the Contract Documents shall govern the obligations of the parties regarding the Work and Project.

B. It is the intent of the Contract Documents to describe a functionally complete Project to be designed and constructed in accordance with the Contract Documents. Any Work, materials or equipment that may reasonably be inferred from the Contract Documents or from prevailing custom or trade usage as being required to produce the intended result will be furnished and performed whether or not specifically called for. When words or phrases which have a well-known technical or construction industry or trade meaning are used to describe work, materials or equipment, such words or phrases shall be interpreted in accordance with that meaning.

3.02	References

A. Reference to standards, specifications, manuals or codes of any technical society, organization or association, or to the Laws or Regulations of any governmental authority, whether such reference be specific or by implication, shall mean the latest standard, specification, manual, code or Laws or Regulations in effect on the Effective Date of the Agreement except as may be otherwise specifically stated in the Contract Documents.

B. No provision of any standard, specification, manual, code or instruction shall be effective to change the duties and responsibilities of OWNER, DESIGN/BUILDER or any of their subcontractors, consultants, agents, or employees from those set forth in the Contract Documents, nor shall it be effective to assign to OWNER any duty or authority to supervise or direct the furnishing or performance of the Work or any duty or authority to undertake responsibility inconsistent with the provisions of Article 8 or any other provision of the Contract Documents.

C. Title headings contained in the Contract Documents are for convenience and reference only and are not to be construed as limiting or extending the meaning of any of its provisions. All dollar figures shall mean the lawful currency of the United States of America, unless expressly stated otherwise. Words importing the singular, include the plural, and vice versa. Words importing the masculine gender include the feminine and neuter, and vice versa. Words importing persons, include firms or corporations, and vice versa, as the context or reference requires. Any and all measurements including, but not limited to, dimensions, calculations, volumes and weights shall be in U.S. units of measurement.

3.03	Amending and Supplementing Contract Documents

A. The Contract Documents may be amended to provide for additions, deletions and revisions in the Work or to modify the terms and conditions thereof in one or more of the following ways:

1.	A Change Order; or

2.	A formal Written Amendment.

3.04	Reuse of Documents

A. All documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to the Contract Documents are instruments of service in respect of the Project and DESIGN/BUILDER shall retain an ownership and property interest therein whether or not the Project is completed. OWNER may make and retain copies for information and reference in connection with the use and occupancy of the Project by OWNER and others; however, such documents are not intended or represented to be suitable for reuse by OWNER or others on extensions of the Project or on any other project. Any reuse without written verification or adaptation by DESIGN/BUILDER for the specific purpose intended will be at OWNER’s sole risk and without liability or legal exposure to DESIGN/BUILDER, and OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, and Engineer from all claims, damages, losses and expenses including attorneys’ fees arising out of or resulting therefrom. Any such verification or adaptation will entitle DESIGN/BUILDER to further compensation at rates to be agreed upon by OWNER and DESIGN/BUILDER.

B. All documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to the Contract Documents are also subject to the use and disclosure restrictions set forth in the License Agreement attached to the Agreement as Exhibit F. The parties shall execute and deliver such License Agreement in connection with the execution and delivery of the Agreement. Nothing contained in paragraph 3.04.A. shall be construed or interpreted as granting OWNER any rights or interest in the Proprietary Property of DESIGN/BUILDER (as defined in Exhibit F) except as provided in Exhibit F attached to the Agreement.

ARTICLE 4—AVAILABILITY OF LANDS; DIFFERING SITE CONDITIONS; REFERENCE POINTS; HAZARDOUS CONDITIONS

4.01	Availability of Lands

A. OWNER shall furnish the Site upon which the Construction is to be performed, and rights-of-way and easements for access thereto.

B. Upon reasonable written request, OWNER shall furnish DESIGN/BUILDER with a correct statement of record legal title and legal description of the Site upon which the Construction is to be performed and OWNER’s interest therein. OWNER shall identify any encumbrances or restrictions not of general application but specifically related to use of the Site so furnished with which DESIGN/BUILDER will have to comply in performing the Work. Any and all easements necessary for the Work will be obtained and paid for by OWNER.

C. OWNER shall provide such lands and access thereto that may be reasonably required by DESIGN/BUILDER for temporary construction facilities or storage of materials and equipment.

4.02	Differing Site Conditions

A. DESIGN/BUILDER shall promptly, and before the conditions are disturbed, give a written notice to OWNER of (i) subsurface or latent physical conditions at the Site which differ materially from those indicated in the OWNER’s geotechnical report for the Project site or the land and grading specifications listed in Exhibit E, or (ii) unknown physical conditions at the Site, of an unusual nature, which differ materially from those ordinarily encountered and generally recognized as inhering in work of the character called for by the Contract Documents.

B. OWNER will investigate the site conditions promptly after receiving the notice. If the conditions do materially so differ and cause an increase in the DESIGN/BUILDER’s cost of or time in performing any part of the Work, an equitable adjustment shall be made under this clause and the Contract Times and/or Contract Price modified in writing by Change Order in accordance with Article 9.

C. No request by DESIGN/BUILDER for an equitable adjustment under this paragraph 4.02 shall be allowed unless DESIGN/BUILDER has given the written notice required; provided that the time prescribed in paragraph 9.02.A for giving written notice may be extended by OWNER.

4.03	Reference Points

A. DESIGN/BUILDER shall be responsible for laying out the Construction and shall protect and preserve the reference points established by OWNER pursuant to paragraph 8.01.A.6.e and shall make no changes or relocations without the prior written approval of OWNER. DESIGN/BUILDER shall report to OWNER whenever any reference point or property monument is lost or destroyed or requires relocation because of necessary changes in grades or locations, and shall be responsible for the accurate replacement or relocation of such reference points or property monuments by professionally qualified personnel.

4.04	Hazardous Conditions

A. OWNER represents and warrants that there is no Hazardous Condition or materials that could create a Hazardous Condition existing at the Site as of the Effective Date of the Agreement that has not been disclosed in writing to DESIGN/BUILDER and that OWNER or OWNER’s officers, directors, employees, agents, other consultants or subcontractors shall not bring to the Site during the term of the Agreement any materials creating a Hazardous Condition. OWNER will be responsible for any Hazardous Condition encountered at the Site which was not identified in the Contract Documents to be within the scope of the Work. OWNER shall not be responsible for materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or anyone else for whom DESIGN/BUILDER is responsible.

B. DESIGN/BUILDER and any affected Subcontractor shall immediately (i) stop all Construction in connection with such Hazardous Condition and in any area affected thereby (except in an emergency as required by paragraph 6.15), and (ii) notify OWNER (and thereafter confirm such notice in writing). OWNER shall promptly determine the necessity of retaining a qualified expert to evaluate such Hazardous Condition or take corrective action, if any. DESIGN/BUILDER shall not be required to resume Construction in connection with such Hazardous Condition or in any such affected area until after OWNER has obtained any required permits related thereto and delivered to DESIGN/BUILDER special written notice (i) specifying that such Hazardous Condition and any affected area is or has been rendered safe for the resumption of Construction, or (ii) specifying any special conditions under which such Construction may be resumed safely. If OWNER and DESIGN/BUILDER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in the Contract Times and/or Contract Price as a result of such Construction stoppage or such special conditions under which Construction is agreed by DESIGN/BUILDER to be resumed, either party may make a claim therefor as provided in Article 9.

C. To the fullest extent permitted by Laws and Regulations, OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, Suppliers, Engineers and the officers, directors, employees, agents, other consultants and subcontractors of each and any of them from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from such Hazardous Condition. Nothing in this paragraph 4.04.C shall obligate OWNER to indemnify any individual or any entity, including DESIGN/BUILDER, from and against the consequences of that individual’s or entity’s own negligence or willful misconduct. OWNER shall not be obligated to indemnify or hold harmless DESIGN/BUILDER, Subcontractors, Suppliers or any other individual or any entity for any such claim, cost, loss or damage arising out of or resulting from materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or any other party for whom DESIGN/BUILDER is responsible.

ARTICLE 5—BONDS AND INSURANCE

5.01	Performance, Payment or Other Bond

A. DESIGN/BUILDER shall not be required to furnish a performance, payment or any other Bond.

5.02	DESIGN/BUILDER’s Liability Insurance

A. DESIGN/BUILDER shall purchase and maintain such Commercial General Liability (subject to customary exclusions in respect of professional liability), Automobile Liability and Worker’s Compensation insurance as is appropriate for the Work being performed and furnished and as will provide protection from claims set forth below which may arise out of or result from DESIGN/BUILDER’s performance and furnishing of the Work and DESIGN/BUILDER’s other obligations under the Contract Documents, whether it is to be performed or furnished by DESIGN/BUILDER, any Subcontractor or Supplier, or by anyone directly or indirectly employed by any of them to perform or furnish any of the Work, or by anyone for whose acts any of them may be liable:

1. Claims under workers’ compensation, disability benefits and other similar employee benefit acts;

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of DESIGN/BUILDER’s employees;

3. Claims for damages because of bodily injury, sickness or disease, or death of any person other than DESIGN/BUILDER’s employees;

4. Claims for damages insured by customary personal injury liability coverage which are sustained (i) by any person as a result of an offense directly or indirectly related to the employment of such person by DESIGN/BUILDER, or (ii) by any other person for any other reason;

5. Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property wherever located other than claims under paragraph 5.02.A.7. below, including loss of use resulting therefrom;

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

7. Claims for professional errors and omissions arising from the Design Professional Services provided for the Project.

B. The policies of insurance required by paragraph 5.02.A shall:

1. With respect to insurance required by paragraphs 5.02.A.3 through 5.02.A.7 inclusive, include as additional insureds OWNER and any other persons or entities identified in writing by OWNER, all of whom shall be listed as additional insureds, and include coverage for the respective officers and employees of all such additional insureds;

2. Include at least the specific coverages and be written for not less than the limits of liability set forth in Exhibit H or required by Laws or Regulations, whichever is greater;

3. Include completed operations insurance;

4. Include contractual liability insurance covering DESIGN/BUILDER’s indemnity obligations under paragraphs 6.06, 6.10 and 6.18;

5. Contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least thirty (30) days prior written notice has been given to OWNER and each other additional insured to whom a certificate of insurance has been issued;

6. Remain in effect at least until final payment and at all times thereafter when DESIGN/BUILDER may be correcting, removing or replacing defective Construction in accordance with paragraphs 12.06 and 12.07;

7. With respect to completed operations insurance, remain in effect for at least one year after final payment (and DESIGN/BUILDER shall furnish OWNER and each other additional insured to whom a certificate of insurance has been issued evidence satisfactory to OWNER and any such additional insured of continuation of such insurance at final payment); and

8. DESIGN/BUILDER shall maintain in effect all insurance coverage required under this paragraph at DESIGN/BUILDER’S sole expense with insurance companies (and policies) approved by OWNER. If DESIGN/BUILDER fails to obtain or maintain any insurance coverage required under this Agreement, the OWNER may purchase such coverage and charge the expense to DESIGN/BUILDER, or terminate this Agreement for cause in accordance with paragraph 14.02 below.

5.03	OWNER’s Liability Insurance

A. In addition to the insurance required to be provided by DESIGN/BUILDER under paragraph 5.02, OWNER, at OWNER’s option, may purchase and maintain at OWNER’s expense OWNER’s own liability insurance as will protect OWNER against claims which may arise from operations under the Contract Documents.

5.04	Property Insurance

A. OWNER shall purchase and maintain property insurance upon the Construction at the Site in the amount of the full replacement cost thereof at OWNER’s sole expense with insurance companies (and policies) approved by DESIGN/BUILDER. This insurance will:

1. Include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and any other persons or entities listed as an insured or additional insured;

2. Be written on a Builder’s Risk “all-risk” or equivalent policy form that shall at least include insurance for physical loss and damage to the Construction, temporary buildings, falsework and all materials and equipment in transit, and shall insure against at least the following perils or causes of loss: fire, lightning, extended coverage, theft, vandalism and malicious mischief, earthquake, collapse, debris removal, demolition occasioned by enforcement of Laws and Regulations, water damage, flood, system testing, and such other perils or causes of loss as may be agreed in writing by DESIGN/BUILDER and OWNER;

3. Include expenses incurred in the repair or replacement of any insured property (including but not limited to fees and charges of engineers and architects);

4. Cover materials and equipment stored at the Site or at another location that was agreed to in writing by OWNER prior to being incorporated in the Construction, provided that such materials and equipment have been included in an Application for Payment approved by OWNER;

5. Be maintained in effect until final payment is made unless otherwise agreed to in writing by OWNER and DESIGN/BUILDER with thirty (30) days written notice to each other additional insured to whom a certificate of insurance has been issued; and

B. OWNER shall purchase and maintain such boiler and machinery insurance or additional property insurance as DESIGN/BUILDER may reasonably require or required by Laws and Regulations which will include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and other individuals and entities listed as an insured or additional insured.

C. All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by OWNER in accordance with paragraph 5.04 will contain a provision or endorsement that the coverage afforded will not be cancelled or materially changed or renewal refused until at least thirty (30) days prior written notice has been given to DESIGN/BUILDER and to each other additional insured to whom a certificate of insurance has been issued.

D. OWNER shall not be responsible for purchasing and maintaining any property insurance to protect the interests of DESIGN/BUILDER, Subcontractors, Suppliers, Engineers or others in the Work to the extent of the deductible amounts. The risk of loss within such deductible amounts will be borne by the party at fault for such loss and if DESIGN/BUILDER, Subcontractor or others wishes property insurance coverage within the limits of such deductible amount, each may purchase and maintain it at it’s own expense.

E. If DESIGN/BUILDER requests in writing that other special insurance be included in the property insurance policies provided under paragraph 5.04, OWNER shall, if possible, include such insurance, and the cost thereof will be charged to DESIGN/BUILDER by appropriate Change Order or Written Amendment. Prior to commencement of the Work at the Site, OWNER shall in writing advise DESIGN/BUILDER whether or not such other insurance has been procured by OWNER.

5.05	Waiver of Subrogation Rights

A. OWNER and DESIGN/BUILDER intend that all policies purchased in accordance with paragraph 5.04 will protect OWNER, DESIGN/BUILDER, Engineers, Subcontractors, others who may have a financial interest in the Project, and all other individuals or entities listed as insureds or additional insureds in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder.

Each party waives all rights against the other party and its officers, directors, employees, members, and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work.

5.06	Receipt and Application of Proceeds

A. Any insured loss under the policies of insurance required by paragraph 5.04 will be adjusted with OWNER and made payable to OWNER as fiduciary for the benefit of insureds, as their interests may appear, subject to the requirements of paragraph 5.06.B. OWNER shall deposit in a separate account any money so received, and shall distribute it in accordance with such agreement as the parties in interest may reach. If no other special agreement is reached the damaged Work shall be repaired or replaced, the moneys so received applied on account thereof and the Work and the cost thereof covered by an appropriate Change Order or Written Amendment.

B. OWNER as fiduciary shall have power to adjust and settle any loss with the insurers unless one of the parties in interest shall object in writing within fifteen (15) days after the occurrence of loss to OWNER’s exercise of this power. If such objection be made, OWNER as fiduciary shall make settlement with the insurers in accordance with such agreement as the parties in interest may reach. If no such agreement among the parties in interest is reached, OWNER as fiduciary shall adjust and settle the loss with the insurers and, if required in writing by any party in interest, OWNER as fiduciary shall give Bond for the proper performance of such duties.

5.07	Acceptance of Insurance; Option to Replace

A. If either party has any objection to the coverage afforded by or other provisions of the insurance required to be purchased and maintained by the other party in accordance with this Article 5 on the basis of the other party not complying with the Contract Documents, the objecting party shall so notify the other party in writing within thirty (30) days after receipt of the certificates (or other evidence requested) required by paragraph 2.03.B. OWNER and DESIGN/BUILDER shall each provide to the other such additional information in respect of insurance provided as the other may reasonably request. If either party does not purchase or maintain all of the insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage. Without prejudice to any other right or remedy, the other party may elect to obtain equivalent insurance to protect such other party’s interests at the expense of the party who was supposed to provide such coverage, and a Change Order or Written Amendment shall be issued to adjust the Contract Price accordingly.

5.08	Licensed Sureties and Insurers; Certificates of Insurance

A. All insurance required by the Contract Documents to be purchased and maintained by OWNER or DESIGN/BUILDER shall be obtained from insurance companies that are duly licensed or authorized in the jurisdiction in which the Project is located to issue insurance policies for the limits and coverages so required. Such insurance companies shall also meet such additional requirements and qualifications as may be agreed in writing by DESIGN/BUILDER and OWNER.

ARTICLE 6—DESIGN/BUILDER’S RESPONSIBILITIES

6.01	Design Professional Services

A. Standard of Care: DESIGN/BUILDER shall perform or furnish Design Professional Services and related services in all phases of the Project. The standard of care for all such services performed or furnished under this Agreement will be the care and skill ordinarily used by members of the engineering profession practicing under similar conditions at the same time and locality.

B. Preliminary Design Phase: During the preliminary design phase, DESIGN/BUILDER shall:

1. Consult with OWNER to understand OWNER’s requirements for the Project and review available data.

2. Advise OWNER as to the necessity of OWNER providing or obtaining from others additional reports, data or services of the types provided in paragraph 8.01.A.6.a-g and assist OWNER in obtaining such reports, data, or services.

3. Identify and analyze requirements of governmental authorities having jurisdiction to approve the portions of the Project designed or specified by DESIGN/BUILDER with whom consultation is to be undertaken in connection with the Project.

4. Obtain such additional geotechnical and related information which it deems necessary for performance of the Work.

C. Final Design Phase: During the final design phase, DESIGN/BUILDER shall:

1. Prepare final Drawings showing the scope, extent, and character of the Construction to be performed and furnished by DESIGN/BUILDER and Specifications.

2. Provide technical criteria, written descriptions and design data required for obtaining approvals of such governmental authorities as have jurisdiction to review or approve the final design of the Project, and assist OWNER in consultations with appropriate authorities.

D. Construction Phase. During Construction, DESIGN/BUILDER shall provide Engineering and Design Professional Services as necessary to complete the Project.

E. Operational Phase: During the operational phase, DESIGN/BUILDER shall:

1. Provide assistance in connection with the start-up, testing, refining and adjusting of any equipment or system included in the Work.

2. Assist OWNER in training staff to operate and maintain the Project as provided in Exhibit G.

Other than assistance normally provided in the industry after final payment, nothing in this paragraph 6.01.E. shall be interpreted or construed as obligating DESIGN/BUILDER to perform or provide such assistance to OWNER after final payment and acceptance of the Work under paragraph 13.08 below.

6.02	Supervision and Superintendence of Construction

A. DESIGN/BUILDER shall supervise, inspect and direct the Construction competently and efficiently, devoting such attention thereto and applying such skills and expertise as may be necessary to provide the Construction in accordance with the Contract Documents. DESIGN/BUILDER shall be solely responsible for the means, methods, techniques, sequences and procedures employed for the provision of Construction. DESIGN/BUILDER shall be responsible to see that the completed Construction complies accurately with the Contract Documents and shall keep OWNER advised as to the quality and progress of the Construction.

B. DESIGN/BUILDER shall keep on the Site at such times as DESIGN/BUILDER determines are reasonably necessary to complete the Work a competent superintendent. The superintendent will be DESIGN/BUILDER’s representative at the Site and shall have authority to act on behalf of DESIGN/BUILDER.

6.03	Labor, Materials and Equipment

A. DESIGN/BUILDER shall provide competent, suitably qualified personnel to survey and lay out the Construction and perform Construction as required by the Contract Documents. DESIGN/BUILDER shall at all times maintain good discipline and order at the Site.

B. Unless otherwise specified in the Contract Documents, DESIGN/BUILDER shall furnish or cause to be furnished and assume full responsibility for materials, equipment, labor, transportation, construction equipment and machinery, tools, appliances, fuel, heat, telephone, sanitary facilities, and all other facilities and incidentals necessary for the furnishing, performance, testing, start-up and completion of the Work, excluding, specifically, power, light, water, temporary facilities and all other items designated as OWNER’s responsibility. DESIGN/BUILDER will direct the checkout of utilities and operations of systems and equipment.

C. All materials and equipment incorporated into the Work shall be of good quality and new. All warranties and guarantees specifically called for by the Contract Documents shall expressly run to the benefit of OWNER. If reasonably required by OWNER, DESIGN/BUILDER shall furnish satisfactory evidence (including reports of required tests) as to the kind and quality of materials and equipment. All materials and equipment shall be applied, installed, connected, erected, used, cleaned and conditioned in accordance with instructions of the applicable Supplier.

6.04	Progress Schedule

A. DESIGN/BUILDER shall adhere to the progress schedule discussed in paragraph 2.03.A as it may be adjusted from time to time.

1. DESIGN/BUILDER shall submit to OWNER for acceptance proposed adjustments in the progress schedule that will not change the Contract Times. Such adjustments will conform generally to the progress schedule then in effect.

2. Proposed adjustments in the progress schedule that will change the Contract Times shall be submitted in accordance with the requirements of Article 11. Such adjustments may only be made by a Change Order or Written Amendment.

6.05	Concerning Subcontractors, Suppliers and Others

A. DESIGN/BUILDER shall not employ any Subcontractor, Engineer, Supplier or other individual or entity against whom OWNER may have reasonable objection. DESIGN/BUILDER shall not be required to employ any Subcontractor, Engineer, Supplier or other individual or entity to furnish or perform any of the Work against whom DESIGN/BUILDER has reasonable objection.

B. DESIGN/BUILDER shall be fully responsible to OWNER for all acts and omissions of the Subcontractors, Engineers, Suppliers and other individuals or entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER. Nothing in the Contract Documents shall create for the benefit of any such Subcontractor, Engineer, Supplier or other individual or entity any contractual relationship between OWNER and any such Subcontractor, Engineer, Supplier or other individual or entity, nor shall it create any obligation on the part of OWNER to pay or to see to the payment of any moneys due any such Subcontractor, Engineer, Supplier or other individual or entity except as may otherwise be required by Laws and Regulations.

C. DESIGN/BUILDER shall be solely responsible for scheduling and coordinating Subcontractors, Engineers, Suppliers and other individuals and entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER. DESIGN/BUILDER shall require all Subcontractors, Engineers, Suppliers and such other individuals and entities performing or furnishing any of the Work to communicate with the OWNER through DESIGN/BUILDER.

D. All services performed or provided to and material and equipment supplied to DESIGN/BUILDER by a Subcontractor or Supplier will be pursuant to an appropriate Design Subagreement or Construction Subagreement between DESIGN/BUILDER and the Subcontractor, Engineer or Supplier which specifically binds the Subcontractor, Engineer or Supplier to the applicable terms and conditions of the Contract Documents for the benefit of OWNER. Whenever any such agreement is with a Subcontractor, Engineer or Supplier who is listed as an additional insured on the property insurance provided in paragraph 5.04.A or 5.04.B, the agreement between the DESIGN/BUILDER and the Subcontractor, Engineer or Supplier will contain provisions whereby the Subcontractor, Engineer or Supplier waives all rights against OWNER, DESIGN/BUILDER, and all other additional insureds for all losses and damages caused by any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work. If the insurers on any such policies require separate waiver forms to be signed by any Subcontractor, Engineer or Supplier, DESIGN/BUILDER will obtain the same.

6.06	Patent Fees and Royalties

A. DESIGN/BUILDER shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product or device (other than any increased license fees, royalties and costs arising out of or resulting from a Change Order) which is the subject of patent rights or copyrights held by others. To the fullest extent permitted by Laws and Regulations, DESIGN/BUILDER shall indemnify and hold harmless OWNER, from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product or device. DESIGN/BUILDER shall, at its sole expense, have the right to defend against any such claim. OWNER shall promptly notify DESIGN/BUILDER upon becoming aware of any such claim. DESIGN/BUILDER, in order to avoid such claim, shall have the right at its sole expense to substitute non-infringing invention, design, process, product or device or to modify such infringing invention, design, process, product or device so they become non-infringing, or to obtain at its sole expense the necessary licenses to use the infringing invention, design, process, product or device provided that such substituted and modified invention, design, process, product or device shall meet all the requirements of the Contract Documents.

6.07	Permits

A. OWNER shall obtain and pay for all necessary permits and licenses. DESIGN/BUILDER shall assist OWNER, when necessary, in obtaining such permits and licenses. OWNER shall pay all governmental charges and inspection fees necessary for the prosecution of the Construction. OWNER shall pay all charges of utility owners for connections that are necessary for the Work, and OWNER shall pay all charges of such utility owners for capital costs related thereto.

6.08	Laws and Regulations

A. DESIGN/BUILDER shall give all notices and comply with all Laws and Regulations of the place of the Project which are applicable to furnishing and performance of the Work. OWNER shall not be responsible for monitoring DESIGN/BUILDER’s compliance with any Laws or Regulations.

B. If DESIGN/BUILDER performs any Work knowing or having reason to know that it is contrary to Laws or Regulations, DESIGN/BUILDER shall bear all costs arising therefrom.

C. If changes in Laws and Regulations after the Effective Date of the Agreement cause an increase in the DESIGN/BUILDER’s cost of or time in performing any part of the Work, DESIGN/BUILDER may make a claim under Article 9 for a modification to the Contract Times and/or Contract Price.

6.09	Taxes

A. OWNER shall pay to DESIGN/BUILDER all sales, consumer, use, gross receipts and other similar taxes which are applicable during the performance of the Work and are either paid by DESIGN/BUILDER or are required to be reimbursed by DESIGN/BUILDER to its Subcontractors, Suppliers, or Engineers.

6.10	Use of Site and Other Areas

A. DESIGN/BUILDER shall confine construction equipment, the storage of materials and equipment and the operations of construction workers to those lands and areas permitted by the OWNER and other land and areas permitted by Laws and Regulations, rights-of-way, permits and easements, and shall not unreasonably encumber the premises with construction equipment or other materials or equipment. DESIGN/BUILDER shall be responsible for any damage to any such land or area, or to the owner or occupant thereof or of any adjacent land or areas, resulting from the performance of the Construction. Should any claim be made by any such owner or occupant because of the performance of the Construction, DESIGN/BUILDER shall promptly settle with such other party by negotiation or otherwise resolve the claim by arbitration or other dispute resolution proceeding or at law. DESIGN/BUILDER shall, to the fullest extent permitted by Laws and Regulations, indemnify and hold harmless OWNER and anyone directly or indirectly employed by OWNER from and against all claims, costs, losses and damages (including, but not limited to, all reasonable fees of engineers, architects, attorneys and other professionals and court and arbitration or other dispute resolution costs) arising out of or resulting from any claim or action, legal or equitable, brought by any such owner or occupant against OWNER, or any other party indemnified hereunder to the extent caused by or based upon DESIGN/BUILDER’s performance of the Construction.

B. During the performance of the Construction, DESIGN/BUILDER shall keep the premises free from accumulations of waste materials, rubbish and other debris resulting from the Construction. At the completion of the Construction, DESIGN/BUILDER shall remove all waste materials, rubbish and debris from and about the premises as well as all tools, appliances, construction equipment, temporary construction and machinery and surplus materials. DESIGN/BUILDER shall leave the Site clean and ready for occupancy by OWNER at Substantial Completion. DESIGN/BUILDER shall restore to original condition all property not designated for alteration by the Contract Documents.

C. DESIGN/BUILDER shall not load nor permit any part of any structure to be loaded in any manner that will endanger the structure, nor shall DESIGN/ BUILDER subject any part of the Work or adjacent property to stresses or pressures that will endanger it.

6.11	Record Documents

A. DESIGN/BUILDER shall maintain in a safe place at the Site one record copy of all Drawings, Specifications, Written Amendments, and Change Orders, in good order and annotated to show all changes made during Construction. These record documents will be available to OWNER for reference. Upon completion of the Work, these record documents and Submittals, including a reproducible set of record drawings, will be delivered to OWNER.

6.12	Safety and Protection

A. DESIGN/BUILDER shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Construction. DESIGN/BUILDER shall take necessary precautions for the safety of, and shall provide the necessary protection to prevent damage, injury or loss to:

1. All persons on the Site or who may be affected by the Construction;

2. All Work and materials and equipment to be incorporated therein, whether in storage on or off the Site; and

3. Other property at the Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of the Construction.

B. DESIGN/BUILDER shall comply with applicable Laws and Regulations of any public body having jurisdiction for safety of persons or property or to protect them from damage, injury or loss; and shall erect and maintain all necessary safeguards for such safety and protection. DESIGN/BUILDER shall notify owners of adjacent property and of underground facilities and utility owners when prosecution of the Work may affect them, and shall cooperate with them in the protection, removal, relocation and replacement of their property. All damage, injury or loss to any property caused, directly or indirectly, in whole or in part, by DESIGN/BUILDER, any Subcontractor, Supplier or any other individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, shall be remedied by DESIGN/BUILDER. DESIGN/BUILDER’s duties and responsibilities for safety and for protection of the construction shall continue until (i) such time as all the Work is completed and OWNER has issued a notice to DESIGN/BUILDER in accordance with paragraph 13.09 that the Work is acceptable or, (ii) in the event DESIGN/BUILDER is excluded from the Site under paragraph 13.05.B. after Substantial Completion, the date DESIGN/BUILDER is excluded from the Site.

6.13	Safety Representative

A. DESIGN/BUILDER shall designate a qualified and experienced safety representative whose duties and responsibilities shall be the prevention of accidents and the maintaining and supervising of safety precautions and programs in connection with the performance of the Work.

6.14	Hazard Communication Programs

A. DESIGN/BUILDER shall be responsible for coordinating any exchange of material safety data sheets or other hazard communication information required to be made available to or exchanged between or among Subcontractors at the Site in accordance with Laws or Regulations.

6.15	Emergencies

A. In emergencies affecting the safety or protection of persons or the Construction or property at the Site or adjacent thereto, DESIGN/BUILDER, without special instruction or authorization from OWNER, is obligated to act to prevent threatened damage, injury or loss. DESIGN/BUILDER shall give OWNER prompt written notice if DESIGN/BUILDER believes that any significant changes in the Construction or variations from the Contract Documents have been caused thereby. If a change in the Contract Documents is required because of the action taken by DESIGN/BUILDER in response to such an emergency, a Change Order will be issued to document the consequences of such action.

6.16	Continuing the Work

A. DESIGN/BUILDER shall carry on the Work and adhere to the progress schedule during all disputes or disagreements with OWNER. No Work shall be delayed or postponed pending resolution of any disputes or disagreements, except as DESIGN/BUILDER and OWNER may otherwise agree in writing or as otherwise provided in the Contract Documents.

6.17	DESIGN/BUILDER’s General Warranty and Guarantee

A. DESIGN/BUILDER warrants and guarantees to OWNER that all Construction will be in accordance with the Contract Documents and will not be defective. DESIGN/BUILDER’s warranty and guarantee hereunder excludes defects or damage caused by:

1. Abuse, modification or improper maintenance or operation by persons other than DESIGN/BUILDER, Subcontractors or Suppliers; or

2. Normal wear and tear under normal usage.

The warranty set forth in Exhibit I and not this paragraph 6.17 shall apply to the items set forth in such Exhibit.

B. DESIGN/BUILDER’s obligation to perform and complete the Work in accordance with the Contract Documents shall be absolute. Except as provided in paragraph 12.08, no action by OWNER will constitute an acceptance of Work that is not in accordance with the Contract Documents or a release of DESIGN/BUILDER’s obligation to perform the Work in accordance with the Contract Documents, including but not limited to the following:

1. Observations by OWNER;

2. The making of any progress or final payment;

3. The issuance of a certificate of Substantial Completion;

4. Use or occupancy of the Work or any part thereof by OWNER;

5. Any acceptance by OWNER or any failure to do so;

6. Any inspection, test or approval by others; or

7. Any correction of defective Construction by OWNER.

C. DESIGN/BUILDER shall, at final completion, assign to OWNER all manufacturer’s warranties for materials and equipment incorporated into the Project; provided, however, in the event of a claim by OWNER against DESIGN/BUILDER, OWNER shall use its best efforts to cooperate with DESIGN/BUILDER in the enforcement of any applicable warranty.

6.18	Indemnification

OWNER and DESIGN/BUILDER are and will be throughout the term of this Agreement be independent contractors as to each other. Each party recognizes that it shall be solely responsible for its own conduct, including without limitation its own fault, as to any aspect of the Agreement. In the event any claim is made or any action is filed by a third party arising out of this Agreement or the services to be performed under it, the parties anticipate that each will diligently defend said claim or action on its own behalf, and will pay, settle, or otherwise promptly dispose of any demand or judgment against it consistent with the provisions of the

Kansas comparative negligence statute, K.S.A. §60-258a, in effect on the date of this Agreement. In the event either party is made to respond in damages for the fault of the other party, then the other party agrees to indemnify and hold harmless the first party (including its officers, directors, employees, and agents) from any payment that it has to make, including without limitation the payment of reasonable attorneys’ fees incurred in resisting, settling, or otherwise disposing of the demand, on account of the other party’s fault. In regard to the indemnity obligation in this paragraph 6.18 or any other provision of the General Conditions, neither party shall make a payment for which indemnity will be sought from the other party without first providing such other party written notice of the claim and an opportunity to assume the defense.

ARTICLE 7—OTHER CONSTRUCTION

7.01	Related Construction at Site

A. OWNER may perform other work related to the Project at the Site by OWNER’s own forces, or let other direct contracts therefor or have other work performed by utility owners. Written notice thereof will be given to DESIGN/BUILDER prior to starting any such other work. OWNER shall be responsible for such other work including, without limitation, maintaining and supervising safety precautions and programs in connection with such other work.

B. DESIGN/BUILDER shall afford each other contractor who is a party to such a direct contract and each utility owner (and OWNER, if OWNER is performing the additional work with OWNER’s employees) proper and safe access to the Site and a reasonable opportunity for the introduction and storage of materials and equipment and the execution of such other work and shall properly connect and coordinate the Construction with theirs. DESIGN/BUILDER shall do all cutting, fitting and patching of the Work that may be required to make its several parts come together properly and integrate with such other work. DESIGN/BUILDER shall not endanger any work of others by cutting, excavating or otherwise altering their work and will only cut or alter their work with the written consent of OWNER and the others whose work will be affected.

C. If the proper execution or results of any part of DESIGN/BUILDER’s Work depends upon work performed or services provided by others under this Article 7, DESIGN/BUILDER shall inspect such other work and appropriate instruments of service and promptly report to OWNER in writing any delays, defects or deficiencies in such other work or services that render it unavailable or unsuitable for the proper execution and results of DESIGN/BUILDER’s Work. DESIGN/BUILDER’s failure so to report will constitute an acceptance of such other work as fit and proper for integration with DESIGN/BUILDER’s Work except for latent or nonapparent defects and deficiencies in such other work.

ARTICLE 8—OWNER’S RESPONSIBILITIES

8.01	General

A. OWNER shall do the following in a timely manner so as not to delay the services of DESIGN/BUILDER.

1. Designate in writing a person to act as OWNER’s representative with respect to the services to be rendered under the Agreement.

2. Provide such legal services as OWNER may require with regard to land use and governmental permitting issues pertaining to the Project including any such land use or governmental permitting issues that may be raised by DESIGN/BUILDER.

3. If requested in writing by DESIGN/BUILDER, furnish reasonable evidence satisfactory to DESIGN/BUILDER, that sufficient funds are available and committed for the entire cost of the Project. Unless such reasonable evidence is furnished, DESIGN/BUILDER is not required to commence or continue any Work, or may, if such evidence is not presented within a reasonable time, stop Work upon fifteen (15) days’ notice to the OWNER.

4. Make payments to DESIGN/BUILDER promptly when they are due as provided in Article 13.

5. Furnish lands and easements as set forth in paragraph 4.01.

6. Furnish to DESIGN/BUILDER, as required for performance of DESIGN/BUILDER’s services the following, all of which DESIGN/BUILDER may use and rely upon in performing services under this Agreement:

a. Environmental assessment and impact statements;

b. Property, boundary, easement, right-of-way, topographic and utility surveys;

c. Property descriptions;

d. Zoning, deed and other land use restrictions;

e. Engineering surveys to establish reference points for design and construction which in DESIGN/BUILDER’s judgment are necessary to enable DESIGN/BUILDER to proceed with the Work;

f. Assistance in filing documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project; and

g. Subsurface data.

7. Provide information known to or in the possession of OWNER relating to the presence of materials and substances at the site which could create a Hazardous Condition.

8. Perform all other items designated as OWNER’s responsibilities in the Contract Documents.

8.02	Scope of OWNER’s Safety and Hazardous Waste Responsibilities

A. OWNER shall not supervise, direct or have control or authority over, nor be responsible for, DESIGN/BUILDER’s means, methods, techniques, sequences or procedures of Construction or the safety precautions and programs incident thereto, or for any failure of DESIGN/BUILDER to comply with Laws and Regulations applicable to the furnishing or performance of the Work. OWNER will not be responsible for DESIGN/BUILDER’s failure to perform or furnish the Work in accordance with the Contract Documents.

ARTICLE 9—CHANGES IN THE WORK; CLAIMS

9.01	General—Rights and Obligations

A. Without invalidating the Agreement, OWNER may, at any time or from time to time, request additions, deletions or revisions in the Work within the general scope of the contract by a Written Amendment or a Change Order. If DESIGN/BUILDER agrees to such Written Amendment or Change Order, which agreement shall not be unreasonably withheld, DESIGN/BUILDER shall promptly proceed with the Work involved which will be performed under the applicable provisions of the Contract Documents (except as otherwise specifically provided).

9.02	Notice of Intent to Make Claim

A. If OWNER and DESIGN/BUILDER are unable to agree as to the extent, if any, of an adjustment in the Contract Price or an adjustment of the Contract Times that should be allowed as a result of any order of OWNER pursuant to paragraph 9.01.A or other occurrence for which the Contract Documents provide that such adjustment(s) may be made, a claim may be made therefor. Written notice of intent to make such a claim shall be submitted to the other party promptly and in no event more than thirty (30) days after the start of the occurrence or event giving rise to the claim.

9.03	Claim Documentation

A. Substantiating documentation shall be submitted by the claiming party within thirty (30) days after delivery of the notice required by paragraph 9.02.A.

9.04	Decision

A. The other party shall render a decision on the claim no more than thirty (30) days after the receipt of the substantiating documentation required by paragraph 9.03.A. This decision will be final and binding unless the claiming party gives notice of intention to exercise its rights under Article 15 within thirty (30) days of receipt of the decision and exercises such rights within thirty (30) days of giving the notice of intent.

9.05	Time Limit Extension

A. The time limits of paragraphs 9.03.A and 9.04.A may be extended by mutual agreement.

9.06	Exceptions

A. DESIGN/BUILDER shall not be entitled to an increase in the Contract Price with respect to any Work performed that is not contemplated by the Contract Documents as amended, modified and supplemented as provided in paragraph 3.03.

9.07	Execution of Change Orders

A. OWNER and DESIGN/BUILDER shall execute appropriate Change Orders or Written Amendments covering:

1. changes in the Work which are (i) ordered by OWNER pursuant to paragraph 9.01, (ii) required because of acceptance of defective Construction under paragraph 12.08 or correcting defective Work under paragraph 12.09 or (iii) agreed to by the parties; and

2. changes in the Contract Price or Contract Times which are agreed to by the parties.

ARTICLE 10—CHANGE OF CONTRACT PRICE

10.01	General

A. The Contract Price constitutes the total compensation (subject to authorized adjustments) payable to DESIGN/BUILDER for performing the Work.

B. The Contract Price may only be changed by a Change Order or by a Written Amendment. Any claim for an adjustment in the Contract Price shall be based on written notice delivered by the party making the claim to the other party promptly in accordance with paragraph 9.02.A.

C. The value of any Work covered by a Change Order or of any claim for an increase or decrease in the Contract Price will be determined as follows:

1. By a mutually agreed lump sum (which may include an allowance for overhead and profit not necessarily in accordance with paragraph 10.02); or

2. Where agreement to a lump sum is not reached under paragraph 10.01.C.1, on the basis of the Cost of the Work (determined as provided in paragraph 10.02) plus a DESIGN/BUILDER’s Fee for overhead and profit (determined as provided in paragraph 10.02.C).

10.02	Cost of the Work

A. Costs Included: The term Cost of the Work means the sum of all costs necessarily incurred and paid by DESIGN/BUILDER in the proper performance of work authorized only by a Change Order or Written Amendment (together “Change Order Work”). Except as otherwise may be agreed to in writing by OWNER, such costs shall be in amounts no higher than those prevailing in the locality of the Project, shall include only the following items and shall not include any of the costs itemized in paragraph 10.02.B:

1. Payroll costs for employees in the direct employ of DESIGN/BUILDER in the performance of the Change Order Work under the then current schedule of job classifications and hourly rates of DESIGN/BUILDER.

2. Cost of all materials and equipment furnished and incorporated in the Change Order Work, including costs of transportation and storage thereof, and Suppliers’ field services required in connection therewith.

3. Payments made by DESIGN/BUILDER to Subcontractors for Change Order Work performed or furnished by Subcontractors.

4. Payments made by DESIGN/BUILDER to Engineers (not employees of DESIGN/BUILDER or its affiliates) for Design Professional Services provided or furnished by Engineers under a Design Subagreement for Change Order Work.

5. Costs of special consultants (including but not limited to testing laboratories and surveyors, but excluding employees of DESIGN/BUILDER or its affiliates) employed for services specifically related to Change Order Work.

6. Supplemental costs including the following items:

a. The proportion of necessary transportation, travel and subsistence expenses of DESIGN/BUILDER’s employees incurred in discharge of duties connected with Change Order Work.

b. Cost, including transportation and maintenance, of all materials, supplies, equipment, machinery, appliances, office and temporary facilities at the Site and hand tools not owned by the workers, which are consumed in the performance of Change Order Work, and cost less market value of such items used but not consumed which remain the property of DESIGN/BUILDER.

c. Rentals of all Work equipment and machinery and the parts thereof whether rented from DESIGN/BUILDER or others in accordance with rental agreements approved by OWNER, and the costs of transportation, loading, unloading, installation, dismantling and removal thereof—all in accordance with the terms of said rental agreements. The rental of any such equipment, machinery or parts shall cease when the use thereof is no longer necessary for Change Order Work.

d. Sales, consumer, use or similar taxes related to Change Order Work, paid by DESIGN/BUILDER or required to be reimbursed by DESIGN/BUILDER to its Subcontractors, Suppliers, or Engineers.

B. Costs Excluded: The term Cost of the Work shall not include any of the following:

1. Payroll costs and other compensation of DESIGN/BUILDER’s officers, executives, principals (of partnerships and sole proprietorships), general managers, engineers, architects, estimators, attorneys, auditors, accountants, purchasing and contracting agents, expediters, timekeepers, clerks and other personnel employed by DESIGN/BUILDER whether at the Site or in DESIGN/BUILDER’s principal or a branch office for general administration of the Work and not specifically included in the then current schedule of job classifications referred to in paragraph 10.02.A.1 — all of which are to be considered administrative costs covered by the DESIGN/BUILDER’s fee.

2. Expenses of DESIGN/BUILDER’s principal and branch offices other than DESIGN/BUILDER’s office at the Site.

3. Any part of DESIGN/BUILDER’s capital expenses, including interest on DESIGN/BUILDER’s capital employed for the Work and charges against DESIGN/BUILDER for delinquent payments.

4. Costs due to the negligence of DESIGN/BUILDER, any Subcontractor, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, including but not limited to, the correction of defective Work, disposal of materials or equipment wrongly supplied and making good any damage to property.

5. Other overhead or general expense costs of any kind and the costs of any item not specifically and expressly included in paragraph 10.02.A.

C. Fee:

1. A mutually agreed fee or, in the event the parties can not agree upon a fee, DESIGN/BUILDER’s fee for overhead and profit on Change Orders priced by paragraph 10.01.C.2 (whether additive or deductive) shall be fifteen percent (15%) of the Cost of the Change Order Work for subcontracts, materials and equipment.

2. When both additions and credits are involved in any one change, the adjustment in DESIGN/BUILDER’s fee shall be computed on the basis of the net change in accordance with paragraph 10.02.C.1 above.

D. Documentation: Whenever the cost of any Work is to be determined pursuant to paragraphs 10.02.A and 10.02.B, DESIGN/BUILDER will establish and maintain records thereof in accordance with generally accepted accounting practices and submit in a form acceptable to OWNER an itemized cost breakdown together with supporting data.

ARTICLE 11—CHANGE OF CONTRACT TIMES

11.01	General

A. The Contract Times may only be changed by a Change Order or a Written Amendment. Any claim for an adjustment of the Contract Times shall be based on written notice pursuant to paragraph 9.02.

B. All Contract Times are of the essence of the Agreement.

11.02	Time Extensions

A. Where DESIGN/BUILDER is prevented from completing any part of the Work within the Contract Times due to delay beyond the control of DESIGN/BUILDER, the Contract Times will be extended in an amount equal to the time lost due to such delay if a claim is made therefor as provided in Article 9. Delays beyond the control of DESIGN/BUILDER shall include, but not be limited to, acts or neglect by OWNER, governmental agencies, acts or neglect of utility owners or other contractors performing other construction work as contemplated by Article 7, fires, floods, epidemics, abnormal weather conditions, acts of God, strikes, lockouts or other circumstances beyond the control of DESIGN/BUILDER that give rise to a shortage of labor, materials, equipment, transportation or utilities. Delays attributable to and within the control of a Subcontractor or Supplier shall be deemed to be delays within the control of DESIGN/BUILDER.

B. Nothing in this paragraph 11.02 bars a change in Contract Price pursuant to Article 10 to compensate for the direct costs incurred by DESIGN/BUILDER due to delay, interference, or disruption directly attributable to actions or inactions of OWNER. However, OWNER shall not be liable to DESIGN/BUILDER for costs or damages arising out of or resulting from (i) delays caused by or within the control of DESIGN/BUILDER, or (ii) delays beyond the control of both parties including but not limited to fires, floods, epidemics, abnormal weather conditions, acts of God or acts or neglect by governmental agencies, utility owners, or other contractors performing other work as contemplated by Article 7.

ARTICLE 12—TESTS AND INSPECTIONS; CORRECTION, REMOVAL OR ACCEPTANCE OF DEFECTIVE CONSTRUCTION

12.01	Notice of Defects

A. Each party shall give the other prompt written notice of all defective Construction of which such party has actual knowledge. All defective Construction may be rejected, corrected or accepted as provided in this Article 12.

12.02	Access to Construction

A. Upon reasonable notice to DESIGN/BUILDER, OWNER, other representatives and personnel of OWNER, independent testing laboratories and governmental agencies with jurisdictional interests will have access to the Construction at the Site at reasonable times for their observation, inspecting and testing. DESIGN/BUILDER shall provide them proper and safe conditions for such access and advise them of DESIGN/BUILDER’s Site safety procedures and programs so that they may comply therewith as applicable.

12.03	Tests and Inspections

A. If the Contract Documents or Laws or Regulations of any public body having jurisdiction require any part of the Construction specifically to be inspected, tested or approved, DESIGN/BUILDER shall assume full responsibility for arranging and obtaining such inspections, tests or approvals, pay all costs in connection therewith, and furnish OWNER the required certificates of inspection or approval. DESIGN/BUILDER shall also be responsible for arranging and obtaining and shall pay all costs in connection with any inspections, tests or approvals required for OWNER’s acceptance of materials or equipment to be incorporated in the Construction or of materials, mix designs, or equipment submitted for approval prior to DESIGN/BUILDER’s purchase thereof for incorporation in the Construction. Nothing in this paragraph shall be interpreted or construed as obligating DESIGN/BUILDER to obtain, furnish or pay the costs of any permit, inspection, test or approval required by the applicable State or the United States Environmental Protection Agency for the construction or operation of the Project (including, without limitation, any atmospheric emissions compliance reports), all of which shall be the responsibility of OWNER.

B. DESIGN/BUILDER shall give OWNER reasonable notice of the planned schedule for all required inspections, tests or approvals if requested in writing by OWNER.

C. If any Construction (or the construction work of others) that is required to be inspected, tested or approved is covered by DESIGN/BUILDER without written concurrence of OWNER, it must, if requested by OWNER, be uncovered for observation at DESIGN/BUILDER’s expense unless DESIGN/BUILDER has given OWNER timely notice of DESIGN/BUILDER’s intention to cover the same and OWNER has not acted with reasonable promptness in response to such notice.

12.04	Uncovering Construction

A. If any Construction is covered contrary to the written request of OWNER, it must, if requested by OWNER, be uncovered for OWNER’s observation and recovered at DESIGN/BUILDER’s expense.

B. If OWNER considers it necessary or advisable that covered Construction be observed by OWNER or inspected or tested by others, DESIGN/BUILDER, at OWNER’s request, shall uncover, expose or otherwise make available for observation, inspection or testing as OWNER may require, that portion of the Construction in question, furnishing all necessary labor, material and equipment. If it is found that such Construction is defective, DESIGN/BUILDER shall pay all costs caused by or resulting from such uncovering, exposure, observation, inspection and testing (including but not limited to all reasonable fees and charges of engineers and other professionals) and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, may make a claim therefor as provided in Article 9. If however, such Construction is not found to be defective, DESIGN/BUILDER shall be allowed an increase in the Contract Price directly attributable to such uncovering, exposure, observation, inspection, testing, replacement and rework; and, if the parties are unable to agree as to the amount or extent thereof, DESIGN/BUILDER may make a claim therefor as provided in Article 9.

12.05	OWNER May Stop the Construction

A. If the Construction is defective, or DESIGN/BUILDER fails to supply sufficient skilled workers or suitable materials or equipment, or fails to furnish or perform the Construction in such a way that the completed Construction will conform to the Contract Documents, OWNER may order DESIGN/BUILDER to stop Construction or any portion thereof, until the cause for such order has been eliminated; however, this right of OWNER to stop Construction will not give rise to any duty on the part of OWNER to exercise this right for the benefit of DESIGN/BUILDER or any other party.

12.06	Correction or Removal of Defective Construction

A. Prior to acceptance and final payment under paragraph 13.09, OWNER will have authority to disapprove or reject defective Construction and will have authority to require special inspection or testing of the Construction whether or not the Construction is fabricated, installed or completed. DESIGN/BUILDER shall promptly, either correct all defective Construction, whether or not fabricated, installed or completed, or, if the Construction has been rejected by OWNER, remove it from the Site and replace it with non-defective Construction. DESIGN/BUILDER shall bear all costs of such correction or removal (including but not limited to reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others) made necessary thereby. Nothing in this paragraph shall be interpreted or construed as requiring DESIGN/BUILDER to correct or remove and replace defective Construction accepted by OWNER pursuant to paragraph 12.08 below.

12.07	Correction Period

A. If within one (1) year after the date of Substantial Completion or such longer period of time as may be prescribed by Laws or Regulations or by the terms of any applicable special guarantee required by the Contract Documents or by any specific provision of the Contract Documents, any Construction is found to be defective, DESIGN/BUILDER shall promptly, without cost to OWNER and in accordance with OWNER’s written instructions, (i) correct such defective Construction, or, if it has been rejected by OWNER, remove it from the Site and replace it with Construction that is not defective, and (ii) satisfactorily correct or remove and replace any damage to other Construction or the work of others resulting therefrom. If DESIGN/BUILDER does not promptly comply with the terms of such instructions, or in an emergency where delay would cause serious risk of loss or damage, OWNER may have the defective Construction corrected or the rejected Construction removed and replaced, and all costs and damages caused by or resulting from such removal and replacement (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others) will be paid by DESIGN/BUILDER subject to the provisions of paragraph 16.06 below. Nothing in this paragraph shall be interpreted or construed as requiring DESIGN/BUILDER to correct or remove and replace defective Construction accepted by OWNER pursuant to paragraph 12.08 below. Defective equipment or parts thereof shall be covered by the warranty set forth in Exhibit I attached hereto and not the provisions of this paragraph 12.07.

B. Where defective Construction (and damage to other Construction resulting therefrom) has been corrected, removed or replaced under this paragraph 12.07, the correction period hereunder with respect to such Construction will be extended for an additional period of one (1) year after such correction or removal and replacement has been satisfactorily completed.

12.08	Acceptance of Defective Construction

A. If, instead of requiring correction or removal and replacement of defective Construction, OWNER prefers to accept it, OWNER may do so. If any such acceptance occurs prior to final payment, a Change Order will be issued incorporating the necessary revisions in the Contract Documents with respect to the Construction; and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in Article 15, subject to the provisions of paragraph 16.06 below. If the acceptance occurs after final payment, an appropriate amount will be paid by DESIGN/BUILDER to OWNER, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in Article 15, subject to the provisions of paragraph 16.06 below.

12.09	Identification of Punch List Items

A. OWNER shall identify in writing to DESIGN/BUILDER, on or before the date that is thirty (30) days after Substantial Completion, any and all Punch List Items to be completed or corrected by DESIGN/BUILDER. DESIGN/BUILDER shall not be required to complete or correct any Punch List Items identified by OWNER after such thirty (30) day period.

ARTICLE 13—PAYMENTS TO DESIGN/BUILDER AND COMPLETION

13.01	Schedule of Values

A. The Schedule of Values established as provided in paragraph 2.03 will serve as the basis for progress payments and the form of Application for Payment will be substantially similar to Exhibit J.

13.02	Application for Progress Payment

A. By the tenth day of each month during the Work DESIGN/BUILDER shall submit to OWNER for review and approval an Application for Payment filled out and signed by DESIGN/BUILDER covering the Work completed as of the date of the Application and accompanied by such supporting documentation as is required by the Contract Documents. If payment is requested on the basis of materials and equipment not incorporated in the Work but delivered and suitably stored at the Site or at another location agreed to in writing, the Application for Payment shall also be accompanied by a bill of sale, invoice or other documentation warranting that OWNER has received the materials and equipment free and clear of all Liens and evidence that the materials and equipment are covered by appropriate property insurance and other arrangements to protect OWNER’s interest therein. The amount of retainage with respect to progress payments will be as stipulated in the Agreement.

B. With each Application for Payment, DESIGNBUILDER shall submit interim lien waivers for all subcontractors and first tier suppliers with a contract value in excess of $5,000.00. The interim lien waivers shall be effective through the immediately preceding payment. OWNER may withhold from any progress payment the amount applicable to any lien waivers not received for any preceding Application for Payment for which payment was made by OWNER.

13.03	DESIGN/BUILDER’s Warranty of Title

A. DESIGN/BUILDER warrants and guarantees that title to all construction materials and equipment covered by any Application for Payment, whether incorporated in the Project or not, will pass to OWNER no later than the time of payment free and clear of all Liens. This paragraph 13.03.A does not apply to any documents covered by paragraph 3.04.

13.04	Progress Payments

A. Progress payments shall be made by the OWNER to DESIGN/BUILDER according to the following procedure:

1. OWNER will, within ten (10) days of receipt of each Application for Payment, either indicate in writing its acceptance of the Application and state that the Application is being processed for payment, or return the Application to DESIGN/BUILDER indicating in writing its reasons for refusing to accept the Application and the exact amount(s) in dispute. All undisputed amounts will become due and be paid by OWNER to DESIGN/BUILDER not more than ten (10) days after OWNER’s acceptance or rejection of such Application, as the case may be.

2. If OWNER should fail to pay DESIGN/BUILDER at the time the payment of any amount becomes due, then DESIGN/BUILDER may, at any time thereafter, upon serving written notice that DESIGN/BUILDER will stop the Work within seven (7) days after receipt of the notice by OWNER, and after such seven (7) day period, stop the Work until payment of the amount owing has been received, including interest thereon

3. Payments due but unpaid shall bear interest at the rate specified in the Agreement. If OWNER pays to DESIGN/BUILDER any disputed amount pursuant to paragraph 13.04.A.2 and it is determined pursuant to Article 15 that such amount was not due and payable, then DESIGN/BUILDER shall refund such amount to OWNER with interest thereon at the rate specified in the Agreement.

4. No Progress Payment nor any partial or entire use or occupancy of the Project by the OWNER shall constitute an acceptance of any Work not in accordance with the Contract Documents.

B. Unless payment of such disputed amount is requested by DESIGN/BUILDER as provided in paragraph 13.04.A.1., OWNER may refuse to make the whole or any part of any such payment or, because of subsequently discovered evidence or the results of subsequent inspections or tests, nullify any previous payment, to the extent that is reasonably necessary to protect OWNER from loss because:

1. The Work is defective, or completed Work has been damaged, requiring correction or replacement;

2. The Contract Price has been reduced by Written Amendment or Change Order;

3. OWNER has been required to correct defective Work or complete Work in accordance with paragraph 12.07.A;

4. OWNER has actual knowledge of the occurrence of any of the events enumerated in paragraphs 14.02.A.1 through A.3 inclusive;

5. Claims have been made against OWNER on account of DESIGN/BUILDER’s performance or furnishing of the Work;

6. The provisions of paragraph 13.02.B are applicable; or

7. Liens have been filed in connection with the Work, except where DESIGN/BUILDER has delivered a specific Bond satisfactory to OWNER to secure the satisfaction and discharge of such Liens.

13.05	Substantial Completion

A. When DESIGN/BUILDER considers the Construction ready for its intended use DESIGN/BUILDER shall notify OWNER in writing that the Construction is substantially complete (except for items specifically listed by DESIGN/BUILDER as incomplete). Within a reasonable time thereafter, OWNER will prepare and deliver to DESIGN/BUILDER a certificate of Substantial Completion. There shall be attached to the certificate a list of Punch List Items to be completed or corrected before final payment. At the time of delivery of the certificate of Substantial Completion OWNER will deliver to DESIGN/BUILDER (i) a written determination as to division of responsibilities pending final payment between OWNER and DESIGN/BUILDER with respect to security, operation, safety, maintenance, heat, utilities, insurance and warranties and guarantees, and (ii) the payment required by section 4.01.B.2. of the Agreement.

B. OWNER will have the right to exclude DESIGN/BUILDER from the Site after the date of Substantial Completion, but OWNER will allow DESIGN/BUILDER reasonable access to complete or correct items on the list of Punch List Items to be completed and the seven-day performance test described in Exhibit A.

13.06	Final Inspection

A. Upon written notice from DESIGN/BUILDER that the entire Construction or an agreed portion thereof is complete, OWNER will make a final inspection with DESIGN/BUILDER and will notify DESIGN/BUILDER in writing of all particulars in which this inspection reveals that the Construction is incomplete or defective. DESIGN/BUILDER shall immediately take such measures as are necessary to complete such Construction or remedy such deficiencies.

13.07	Final Application for Payment

A. After DESIGN/BUILDER has completed all such corrections to the satisfaction of OWNER and delivered in accordance with the Contract Documents all interim maintenance and operating instructions and as-built drawings (with final copies of each document to be delivered within ninety (90) days after final payment), schedules, guarantees, certificates or other evidence of insurance required by paragraph 5.02.B, certificates of inspection, marked-up record documents (as provided in paragraph 6.11) and other documents, DESIGN/BUILDER may make application for final payment following the procedure for progress payments. The final Application for Payment shall be accompanied (unless previously delivered) by: (i) all documentation called for in the Contract Documents, including but not limited to the evidence of insurance required by subparagraph 5.02.B.7, and (ii) complete and legally effective releases or waivers of all Liens arising out of or filed in connection with the Work. In lieu of such releases or waivers of Liens and as approved by OWNER, DESIGN/BUILDER may furnish receipts or releases in full and an affidavit of DESIGN/BUILDER that: (i) the releases and receipts include all labor, services, material and equipment for which a Lien could be filed, and (ii) all payrolls, material and equipment bills and other indebtedness connected with the Work for which OWNER or the Site might in any way be responsible have been paid or otherwise satisfied. If any Subcontractor or Supplier fails to furnish such a release or receipt in full, DESIGN/BUILDER may furnish a Bond or other collateral satisfactory to OWNER to indemnify OWNER against any Lien.

13.08	Final Payment and Acceptance

A. If OWNER is satisfied that the Work has been completed and DESIGN/BUILDER’s other obligations under the Contract Documents have been fulfilled, OWNER will, within ten (10) days after receipt of the final Application for Payment, give written notice to DESIGN/BUILDER that the Work is acceptable. Otherwise, OWNER will return the Application to DESIGN/BUILDER, indicating in writing the reasons for refusing to process final payment, in which case DESIGN/BUILDER shall make the necessary corrections and resubmit the Application. Thirty (30) days after the presentation to OWNER of the acceptable Application and accompanying documentation, in appropriate form and substance and with OWNER’s notice of acceptability, the amount will become due and will be paid by OWNER to DESIGN/BUILDER.

B. If, through no fault of DESIGN/BUILDER, final completion of the Work is significantly delayed, OWNER shall, upon receipt of DESIGN/BUILDER’s final Application for Payment, and without terminating the Agreement, make payment of the balance due for that portion of the Work fully completed and accepted. Such payment shall be made under the terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

13.09	Waiver of Claims

A. The making and acceptance of final payment will constitute:

1. A waiver of all claims by OWNER against DESIGN/BUILDER, except claims arising from unsettled Liens, from defective construction, from failure to comply with the Contract Documents or the terms of any special guarantees specified therein, or from DESIGN/BUILDER’s continuing obligations under the Contract Documents; and

2. a waiver of all claims by DESIGN/BUILDER against OWNER other than those previously made in writing and still unsettled.

ARTICLE 14—SUSPENSION OF WORK AND TERMINATION

14.01	Owner May Suspend Work

A. At any time and without cause, OWNER may suspend the Work or any portion thereof for a period of not more than ninety (90) days by notice in writing to DESIGN/BUILDER which will fix the date on which Work will be resumed. DESIGN/BUILDER shall resume the Work on the date so fixed. DESIGN/BUILDER may be allowed an adjustment in the Contract Price or an extension of the Contract Times, or both, directly attributable to any such suspension if DESIGN/BUILDER makes a claim therefor as provided in Article 9.

14.02	OWNER May Terminate for Cause

A. The occurrence of any one or more of the following events justifies termination for cause:

1. DESIGN/BUILDER persistently fails to perform the Work in accordance with the Contract Documents (including, but not limited to, failure to supply sufficient skilled workers or suitable materials or equipment or failure to adhere to the progress schedule established under paragraph 2.03.A as revised from time to time.)

2. DESIGN/BUILDER intentionally or willfully disregards Laws or Regulations of any public body having jurisdiction.

3. DESIGN/BUILDER otherwise breaches or violates in any material way any provisions of the Contract Documents.

B. OWNER may, after giving DESIGN/BUILDER written notice of the occurrence of an event in paragraph 14.02.A and twenty (20) days therefrom to remedy such event (or, if such event is not capable of being remedied within such twenty (20) days, such number of days as is reasonably needed to remedy such event), and to the extent permitted by Laws and Regulations, terminate the services of DESIGN/BUILDER, exclude DESIGN/BUILDER from the Site and take possession of the Work incorporate in the Work all materials and equipment stored at the Site or elsewhere for which OWNER has paid DESIGN/BUILDER and finish the Work as OWNER may deem expedient. In such case DESIGN/BUILDER shall not be entitled to receive any further payment other than reimbursement for DESIGN/BUILDER’s payments to Subcontractors and Suppliers for labor, services, equipment and materials prior to the date of termination, but only to the extent not previously paid by OWNER. If all reasonable costs incurred by OWNER to complete the Work (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) exceed the unpaid balance of the Contract Price, DESIGN/BUILDER shall pay the difference to OWNER subject to the provisions of paragraph 16.06 below. If OWNER Terminates for Cause, the DESIGN/BUILDER shall return the portion of the down payment which has not yet been applied to project costs. When exercising any rights or remedies under this paragraph OWNER shall be required to obtain a reasonable price for the Work performed.

C. Where DESIGN/BUILDER’s services have been so terminated by OWNER, the termination will not affect any rights or remedies of OWNER against DESIGN/BUILDER then existing or which may thereafter accrue. Any payment to DESIGN/BUILDER by OWNER will not release DESIGN/BUILDER from liability.

D. Nothing in this paragraph shall be interpreted or construed as requiring DESIGN/BUILDER to perform any additional services after such termination including, without limitation, the creation of any drawings, specifications or any other document necessary to complete the Work.

14.03	DESIGN/BUILDER May Stop Work or Terminate

A. If, through no act or fault of DESIGN/BUILDER, the Work is suspended for a period of more than ninety (90) days by OWNER or under an order of court or other public authority, or OWNER fails to pay DESIGN/BUILDER any amount due under the Contract Documents, then DESIGN/BUILDER may, upon seven (7) days written notice to OWNER, and provided OWNER does not remedy such suspension or failure within that time, terminate the Agreement and recover from OWNER payment of all amounts due and owing from OWNER to DESIGN/BUILDER under the Contract Documents for Work performed through the date of such termination (including any profit thereon) and all cost and expenses incurred by DESIGN/BUILDER due to such termination (including, without limitation, any costs incurred to cancel contracts with Subcontractors and the reasonable demobilization costs of DESIGN/BUILDER). In lieu of terminating the Agreement and without prejudice to any other right or remedy, DESIGN/BUILDER may upon seven (7) days written notice to OWNER stop the Work until payment is made of all amounts due DESIGN/BUILDER, including interest thereon. The provisions of this paragraph 14.03.A are not intended to preclude DESIGN/BUILDER from making claim under Article 9 for an increase in Contract Price or Contract Times or otherwise for expenses or damage attributable to such suspension or failure.

ARTICLE 15—DISPUTE RESOLUTION

15.01	Dispute Resolution Agreement

A. OWNER and DESIGN/BUILDER agree that they will first submit any and all unsettled claims, counterclaims, disputes and other matters in question between them arising out of or relating to the Contract Documents or the breach thereof (“disputes”), to mediation by a mutually agreeable, impartial mediator, or if the parties cannot so agree, a mediator designated by the American Arbitration Association (“AAA”) pursuant to its Construction Industry Mediation Rules, prior to either of them initiating against the other a demand for arbitration pursuant to paragraph 15.01.B through 15.01.E, unless delay in initiating arbitration would irrevocably prejudice one of the parties. Any time limits within which to file a demand for arbitration shall be suspended with respect to a dispute submitted to mediation within those same applicable time limits and shall remain suspended until 10 days after the termination of the mediation. The mediator of any dispute submitted to mediation under this Agreement shall not serve as arbitrator of such dispute unless otherwise agreed.

B. All claims, disputes and other matters in question between OWNER and DESIGN/BUILDER arising out of or relating to the Contract Documents or the breach thereof (except for claims which have been waived by the making or acceptance of final payment as provided by paragraph 13.09) will be decided by binding arbitration in accordance with the Construction Industry Arbitration Rules of the AAA then in effect, subject to the limitations of this paragraph 15.01. The arbitrator shall have the discretion to award reasonable attorneys’ fees and costs to the prevailing party. This agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this paragraph 15.01 will be specifically enforceable under the prevailing law of any court having jurisdiction.

C. Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the designated arbitration entity. The demand for arbitration will be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

D. Except as provided in paragraph 15.01.E below, no arbitration arising out of or relating to the Contract Documents shall include by consolidation, joinder or in any other manner any other individual or` entity who is not a party to this contract unless:

1. the inclusion of such other individual or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and

2. such other individual or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will arise in such proceedings, and

3. the written consent of the other individual or entity sought to be included and of OWNER and DESIGN/BUILDER has been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

E. Notwithstanding paragraph 15.01.D, if a claim, dispute or other matter in question between OWNER and DESIGN/BUILDER involves the Work of a Subcontractor, Supplier or Engineer either OWNER or DESIGN/BUILDER may join such entity as a party to the arbitration between OWNER and DESIGN/BUILDER hereunder. DESIGN/BUILDER shall include in all subcontracts required by paragraph 6.05.D a specific provision whereby the Subcontractor consents to being joined in any arbitration between OWNER and DESIGN/BUILDER involving the Work of such Subcontractor. Nothing in this paragraph 15.01.E or in the provision of such subcontract consenting to joinder shall create any claim, right or cause of action in favor of Subcontractor, Supplier or Engineer against OWNER.

F. Notwithstanding the foregoing, the provisions of this Article 15 shall not apply to any claim by DESIGN/BUILDER of any breach or threatened breach of any provision of the License Agreement attached as Exhibit F.

ARTICLE 16—MISCELLANEOUS

16.01	Giving Notice

A. Whenever any provision of the Contract Documents requires the giving of written notice, it will be deemed to have been validly given:

1. If delivered in person to the individual or to a member of the firm or to an officer of the corporation for whom it is intended;

2. If delivered at or sent by registered or certified mail, postage prepaid, to the last business address known to the giver of the notice; or

3. If transmitted by facsimile, the time at which a machine generated confirmation states the notice was received at the facsimile telephone number of the intended recipient last known by the sender.

16.02	Computation of Times

A. When any period of time is referred to in the Contract Documents by days, it will be computed to exclude the first and include the last day of such period. If the last day of any such period falls on a Saturday or Sunday or on a day made a legal holiday by the law of the applicable jurisdiction, such day will be omitted from the computation.

B. A calendar day of twenty-four hours measured from midnight to the next midnight will constitute a day.

16.03	Notice of Claim

A. Should OWNER or DESIGN/BUILDER suffer injury or damage to person or property because of any error, omission or act of the other party or of any of the other party’s employees or agents or others for whose acts the other party is legally liable, claim will be made in writing to the other party within a reasonable time of the first observance of such injury or damage. The provisions of this paragraph 16.03.A shall not be construed as a substitute for or a waiver of the provisions of any applicable statute of limitations or repose.

16.04	Cumulative Remedies

A. Except as provided in paragraph 16.06, the duties and obligations imposed by these General Conditions and the rights and remedies available hereunder to the parties hereto, and, in particular but without limitation, any general or specific warranties, guarantees and indemnities imposed upon a party and all of the rights and remedies available to the other party thereunder, are in addition to, and are not to be construed in any way as a limitation of, any rights and remedies available to any or all of them which are otherwise imposed or available by Laws or Regulations, by special warranty or guarantee or by other provisions of the Contract Documents, and the provisions of this paragraph will be as effective as if repeated specifically in the Contract Documents in connection with each particular duty, obligation, right and remedy to which they apply.

16.05	Survival of Obligations

A. All representations, indemnifications, warranties and guarantees made in, required by or given in accordance with the Contract Documents, as well as all continuing obligations indicated in the Contract Documents, will survive final payment, completion and acceptance of the Work and termination or completion of the Agreement.

16.06	Limitation on OWNER’s Recovery of Damages and Mutual Waiver of Consequential Damages

A. Notwithstanding any other provision of the Contract Documents, OWNER agrees that the aggregate amount OWNER (and anyone claiming by or through OWNER) may recover collectively from DESIGN/BUILDER and its employee’s and agents, for the Project as a whole under the Contract Documents (including the License Agreement attached as Exhibit F), including, without limitation damages from DESIGN/BUILDER for OWNER’s correction of defective Construction under paragraph 12.07.A, acceptance of defective Construction under paragraph 12.08, correction of any defective equipment or part thereof under Exhibit I and/or termination for cause under paragraph 14.02, shall be limited to One Million Dollars ($1,000,000.00).

B. Each party hereby waives all claims against the other party and the other parties employees and agents for any consequential damages that may arise out of or relate to a breach of the Contract Documents except that such limitation of damages shall not apply to a breach by OWNER of License Agreement attached hereto as Exhibit F, or the performance of the Work whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to losses of use, profits, business, reputation or financing.

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Outside battery limits
Rough Grading	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	The site including any storm water run-off retention system, will be rough graded to allow final design site elevation plus or minus 2” and to be performed by Husker Ag, LLC (HUSKER AG).

Finish Grading	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	The site will be finish graded to accommodate surface drainage as required for ICM’s design and HUSKER AG’s design. All seeding and landscaping to be provided and installed by HUSKER AG.

Erosion Control	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	ICM will maintain dust control during construction for its construction, lay down and office/parking areas. HUSKER AG will maintain overall erosion control throughout the project.

Roads	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will design roads and install a minimum of 12” of base rock for access roads and interior plant access roads and drives acceptable to ICM, within 6” of any planned hard surface top elevation, before the plant project contruction begins. ICM will use these roads for access during construction, will maintain the roads through construction. Any required base above this level and all final hard surfacing will be installed by HUSKER AG.

Rail	ICM/HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will provide all rail design and construction. ICM will provide input as to the rail spacing required for the grain unloading & ethanol loadout.

Husker Ag, LLC	Sheet 1 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Water Supply	ICM	HUSKER AG	HUSKER AG	HUSKER AG	ICM will provide the flow rate and quality basis for the process water to be routed to the battery limits. HUSKER AG will provide and install all necessary wells, waterlines, and appurtenances necessary to supply the water from its source to the firewater tank inlet piping (a point approx. 5’ from the tank) HUSKER AG will make the necessary connection to the tank. ICM will provide all water piping from that point to the individual water usage points within the battery limits. HUSKER AG will provide potable and process water from its source to the CO2 plant(if required) and the administration building.

Natural Gas Supply	ICM	HUSKER AG	HUSKER AG	HUSKER AG	ICM will provide HUSKER AG with the natural gas usage requirements for sizing of the natural gas supply. HUSKER AG is to install the natural gas supply line routed to a location inside the battery limits specified by ICM, in the general area of the thermal oxidizer. HUSKER AG will install natural gas line to any future CO2 plant(if required) and the administration building.

Storm Drainage	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	ICM will slope final grading within the battery limits towards a drainage system to be provided by HUSKER AG. HUSKER AG is to provide and install storm drainage as part of rough grading package

Husker Ag, LLC	Sheet 2 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Sanitary Sewer	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will install and route the sanitary sewer to locations inside the battery limits specified by ICM. HUSKER AG will run all on-site sanitary sewer lines inside the battery limits to this ICM specified location for tie in. HUSKER AG is responsible for the design and installation of any Septic Systems and lift stations.

Process Sewer	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	Waste water from the process (cooling tower blowdown, softner discharge, RO Reject, multimedia backwash) will be discharged from the plant to the location specified in the discharge permit, by HUSKER AG. All design, labor and materials required to discharge these items will be supplied and installed by HUSKER AG

Husker Ag, LLC	Sheet 3 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Interconnecting Piperacks	ICM	ICM	ICM	ICM	ICM will design and construct interconnecting pipe racks and piping within the battery limits, including pipe racks to the ethanol storage area, ethanol loading area, ethanol loadout flare, the cooling tower and the process water tank. The CO2 line and pipe racks from the scrubber to any future CO2 plant, is to be provided by HUSKER AG.

Administration Building	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will be responsible for the design and construction of the administration building.

Inside battery limits

Rough Grading	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	The site inside of the battery limits, including drainage to any storm water run-off retention system, will be rough graded prior to any plant project construction to allow for final design elevation to be performed by HUSKER AG. Allowable soil bearing pressure per the attached table with acceptable settlement is to be provided inside the battery limits by HUSKER AG. All rough grading and compaction shall be inspected by a licensed professional geotechnical firm and all test results shall be forwarded to ICM immediately upon completion. All testing procedures are to be pre-approved by ICM, at it’s sole discretion.

Husker Ag, LLC	Sheet 4 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Finish Grading	ICM/HUSKER AG	ICM/HUSKER AG	ICM/HUSKER AG	ICM/HUSKER AG	ICM will design and perform finish grading to slope the grade within the battery limits to a storm water drainage system to be provided and installed by HUSKER AG. All final grading outside the battery limits will be designed and performed by HUSKER AG. All seeding and landscaping will be provided and installed by HUSKER AG.

Husker Ag, LLC	Sheet 5 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Roads	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will design roads and drives and install a minimum of 12” of base rock as part of the rough grade before construction begins. ICM will maintain the roads inside the battery limits and HUSKER AG’s access road during construction and restore the base to within 2” of previous grade. All required base above this level and all final hard surfacing will be installed by HUSKER AG.

Laydown Area	ICM	ICM	ICM	ICM	The laydown area required for ICM’s construction is contained within the areas described in the pre-construction rough grading requirements. ICM will maintain the laydown areas during construction and will return the areas outside the battery limits to within 0’-6” of the required final grade.

Temporary Facilities	HUSKER AG & ICM	HUSKER AG & ICM	HUSKER AG & ICM	HUSKER AG & ICM	ICM will layout the area for office trailers, parking and equipment storage/laydown. HUSKER AG will rock and maintain this area through construction. ICM and/or its subcontractors will furnish all ICM required office trailers through the construction process. HUSKER AG will furnish all temporary utilities required by ICM.

Husker Ag, LLC	Sheet 6 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Natural Gas Supply	ICM	HUSKER AG	HUSKER AG	HUSKER AG	ICM will provide HUSKER AG with the natural gas usage requirements for sizing of the natural gas supply for the ethanol plant. HUSKER AG will furnish Natural gas service supply to a location inside the battery limits specified by ICM in the general area of the thermal oxidizer . HUSKER AG will provide natural gas and the required gas line from its header to any future CO2 plant and the administration building.

Grain Handling	HUSKER/ICM	HUSKER/ICM	HUSKER/ICM	HUSKER/ICM	HUSKER AG is responsible for the whole grain transfer system from the existing grain storage to the inlet of the grinding bin near the process building. ICM is responsible for the grinding system from the inlet of the grinding bin to the slurry blender feed screw per standard ICM design.

WDG Handling	ICM	ICM	ICM	ICM	ICM will provide the WDG handling system per standard ICM 30/40 MMGPY Facility.

Grain Milling	ICM	ICM	ICM	ICM	ICM is responsible for the specification and purchase of the Hammer Mills.

Plant & Instrument Air	ICM	ICM	ICM	ICM	ICM is responsible for the compressors and piping for all plant and instrument air required for other elements of ICM’s scope of work. HUSKER AG will be responsible for any air requirements, including compressors, dryers and piping for all other elements of the work not covered in the ICM scope of work, including any future CO2 plant.

Husker Ag, LLC	Sheet 7 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Cook Section/Liquefaction	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of these systems. Per standard ICM 30/40 MMGPY Facility.

Husker Ag, LLC	Sheet 8 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Fermentation Section	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of these systems. Per standard ICM 30/40 MMGPY Facility.

Distillation/Evaporation Sections	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of these systems. Per standard ICM 30/40 MMGPY Facility.

Liquid/Solid Separation Section	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of these systems. Per standard ICM 30/40 MMGPY Facility.

Evaporation Section	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of these systems. Per standard ICM 30/40 MMGPY Facility.

Product Storage Section	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of this systems, per standard ICM 30/40 MMGPY design. Earthen berms and any required bentonite or synthetic liners are part of rough grading scope by HUSKER AG.

Boiler/Steam Section	ICM	ICM	ICM	ICM	ICM is responsible for all elements for the purchase, design and construction of this systems, Per ICM 30/40 MMGPY design. A 150,000 pph HRSG will be provided per Standard ICM design. All Boiler chemicals required are the responsibility of HUSKER AG.

Husker Ag, LLC	Sheet 9 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Process Building and Energy Center	ICM	ICM	ICM	ICM	ICM will design and construct the process building and energy center including all associated interior equipment, piping, foundations, miscellaneous mechanical equipment, and electrical (ISBL). One dryer and one T.O. or RTO will be furnished.

Cooling Tower/Water Section	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the purchase, design and construction of this system, Per standard ICM 30/40 MMGPY design. Tower chemicals are the responsibility of HUSKER AG.

Electrical/Power Substation	ICM	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG is responsible for the main electrical substation to be located adjacent to the existing substation, and metering of electrical power. HUSKER AG is responsible for the main switchgear, meters, and disconnects. HUSKER AG is also responsible for any contracts with the electrical utilities regarding power equipment and/or usage

Power Distribution	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG is responsible for the primary distribution from the feed points at the main switchgear, and for all cables, switchgear, and transformers to provide power to the ethanol plant excluding any CO2 recovery.

Husker Ag, LLC	Sheet 10 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Construction Power and utilities	ICM	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will be solely responsible for supplying and installing all required utilities needed for construction. ICM will furnish specifications and locations of needed utilities to include electrical power, lighting, sewer, and natural gas. All utilities bills for construction will be in HUSKER AG’s name and billed direct to HUSKER AG Temporary power will be installed during rough grading.

Husker Ag, LLC	Sheet 11 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
600 v equipment within battery limits	ICM	ICM	ICM	ICM	ICM is responsible for the 600v equipment including cables, switchgear, MCC, panel boards, and transformers to provide electric power to the plant areas within the battery limits.

Instrumentation and controls	ICM	ICM	ICM	ICM	ICM is responsible for the instrumentation and controls within the battery limits including the DCS system and hardware. All office computers and networks are the responsibility of HUSKER AG

Facility Communications	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will be responsible for the facility communications including the telephone system and broadband internet access. ICM will help coordinate quantity and locations for installations within the battery limits and any interface with plant equipment. Any required security systems, cameras, wiring, or monitors is the responsibility of HUSKER AG. HUSKER AG must provide a dedicated telephone service and dedicated internet ISP at the server room in the main Process Building.

Husker Ag, LLC	Sheet 12 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Fire Detection and Alarm Systems.	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG is responsible for the diesel fire water pump station and heat and smoke detection in the MCC’s per standard ICM design. HUSKER AG is responsible for the design and installation of the fire water loop, valves, hydrants, monitors, deluge requirements, foam etc. required to meet the local fire marshal’s and ICM insurance requirements. Any fire protection requirements in addition to the standard ICM design will be designed and installed by ICM at cost plus 15% billable to HUSKER AG

Husker Ag, LLC	Sheet 13 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Water Treatment	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG will provide and install water treatment equipment or RO system per standard ICM design. Any additional water treatment equipment required will be designed and installed by ICM at cost plus 15% billable to HUSKER AG

Husker Ag, LLC	Sheet 14 of 15

Husker Ag, LLC	Segregation of Responsibilities and Scope of Work
40 MMGPY	Date 3/09/06
REV 0

Husker Ag, LLC

Segregation of Responsibilities and Scope of Work

Description	Design Basis	Estimate	Design	Construction	Comments
Chemical Injection Systems	ICM	ICM	ICM	ICM	ICM is responsible for all elements of the design and construction of these systems. Per standard ICM 30/40 MMGPY design. Chemicals are the responsibility of HUSKER AG

CO2 Scrubber System	ICM	ICM	ICM	ICM	ICM is responsible for the CO2 Scrubber. A tie-in point for the discharge of the CO2 stream to any future CO2 plant will be provided in the general area of the scrubber. Exact location of tie-in point to be specified by ICM. CO2 transfer blower from scrubber to CO2 plant, knock out condenser, controls, purge scrubber, and associated piping is the responsibility of HUSKER AG.

Emissions and discharge monitoring equipment	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG	HUSKER AG Is responsible for providing and installing all required emissions and discharge monitoring equipment.

Husker Ag, LLC	Sheet 15 of 15